                                               Five Year Facility

          FOURTH AMENDED AND RESTATED CREDIT AGREEMENT


     This FOURTH AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of May 26, 1995, among TYSON FOODS, INC., a Delaware corporation (the "Borrower"), the banks which are or may, from time to time hereafter, become parties hereto (the "Banks"), THE CHASE MANHATTAN BANK, N.A., CHEMICAL BANK, COOPERATIEVE CENTRALE RAFFEISEN-BOERENLEENBANK, B.A. (RABOBANK NEDERLAND), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, NATIONAL WESTMINSTER BANK, NATIONSBANK OF TEXAS, N.A., and SOCIETE GENERALE, as Co-Agents (the "Co-Agents"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent for the Banks.

      WHEREAS, the Borrower, certain of the Banks and certain other banks, certain Co-Agents and the Agent are parties to a Third Amended and Restated Credit Agreement dated as of June 8, 1994 which amended and restated that certain Second Amended and Restated Credit Agreement dated as of November 24, 1992 which amended and restated that certain Amended and Restated Credit Agreement dated as of June 8, 1990 which amended and restated that certain Credit Agreement dated as of September 29, 1989, as amended (such Third Amended and Restated Credit Agreement, as from time to time amended, the "Original Agreement"); and

      WHEREAS, the Banks, the Co-Agents and the Agent desire to amend and restate the Original Agreement in its entirety to provide for certain changes in circumstances and new agreements between the parties hereto;

     NOW, THEREFORE, the parties hereto agree that, from and after the Restatement Date, the Original Agreement shall be amended and restated in its entirety to read as follows:


                DEFINITIONS AND ACCOUNTING TERMS

     1 Certain Defined Terms. As used in this Agreement and in any Schedules and Exhibits to this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "Absolute Rate" means a fixed annual rate, expressed as a percentage.

      "Absolute Rate Bid Loan" means any Bid Loan that bears interest determined with reference to an Absolute Rate.

      "Affiliate" means, with respect to any Person, any Subsidiary of such Person and any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person, and includes, if such Person is a corporation, each Person who is the beneficial owner of 5% or more of such corporation's outstanding common stock. For purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

      "Agent" means Bank of America in its capacity as agent for the Banks, together with any successor thereto in such capacity.

     "Agent's Payment Office" means the address for payments set forth on the signature pages hereof in relation to the Agent or such other address as the Agent may from time to time specify in accordance with
Section 10.01.

      "Agreement" means this Fourth Amended and Restated Credit Agreement, as from time to time amended, modified or supplemented.

      "Aggregate Commitments" means the aggregate amount of the Commitments of all the Banks as in effect from time to time.

     "Assignee" has the meaning specified in Section 10.08(a).

      "Bank" has the meaning specified in the preamble and includes each Bank listed on the signature pages hereof and each Person which becomes a Bank pursuant to Section 10.08.

     "Bank Affiliate" means a Person engaged primarily in the business of commercial banking and that is a Subsidiary of a Bank or of a Person of which a Bank is a Subsidiary.

      "Bank of America" means Bank of America National Trust and Savings Association, a national banking association.

      "Bank of America Rate" has the meaning specified in the definition of Reference Rate.

     "Bid Borrowing" means an extension of credit hereunder consisting of one or more Bid Loans made to the Borrower on the same day by one or more Banks.

      "Bid Loan" means a Loan made by a Bank to the Borrower pursuant to Section 2.03 and may be a LIBOR Bid Loan or an Absolute Rate Bid Loan and includes any Existing Bid Loan.

     "Borrower" has the meaning specified in the preamble.

     "Borrowing" means a Committed Borrowing or a Bid Borrowing.

      "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Eurodollar Loan, means such a day on which dealings are carried on in the London interbank market.

       "CERCLA" has the meaning specified in the definition of Environmental Law.

     "Co-Agents" has the meaning specified in the preamble.

     "COBRA" has the meaning specified in Section 4.16(k).

       "Code" means the Internal Revenue Code of 1986 (or any successor(s) thereto), as amended from time to time.

     "Commitment" means, for each Bank, as the context may require (a) the amount in dollars set forth in Schedule 1.01(a) opposite the name of such Bank under the heading "Commitment" or as otherwise set forth in any Notice of Assignment, as such amount may be reduced pursuant to
Section  2.06  or as a result of one or more assignments  pursuant  to
Section 10.08 or (b) the obligation of such Bank to extend credit to the Borrower hereunder in the amount specified in the immediately preceding clause (a).

      "Committed Borrowing" means an extension of credit hereunder consisting of Committed Loans made, continued or converted on the same day by the Banks ratably according to their Percentage Shares and, in the case of Eurodollar Loans, having the same Interest Periods.

      "Committed Loan" means an extension of credit by a Bank to the Borrower pursuant to Section 2.01 and may be a Eurodollar Loan or a Reference Rate Loan.

      "Competitive Bid" means an offer by a Bank to make a Bid Loan in accordance with Section 2.04(b).

      "Competitive Bid Request" has the meaning specified  in  Section
2.04(a).

      "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

     "Controlled Group" means, with respect to any Person, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) which are under common control with such Person and which, together with such Person, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

     "Debt Rating" means the actual or implied rating as most recently assigned to the Borrower's long-term senior unsecured debt by Moody's or S&P, as the case may be.

      "Debt  Ratio" means, at any date of determination, the ratio  of
(a) Indebtedness for Borrowed Money to (b) Total Capitalization as of the last day of the most recent fiscal quarter or fiscal year, as the case may be, of the Borrower for which financial statements have been delivered pursuant to paragraph (a) or (b) of Section 6.09.

      "Default" means any event or condition which, with the giving of notice or the lapse of time, or both, would become an Event of Default.

      "Domestic Lending Office" has the meaning specified in the definition of Lending Office.

      "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States of America, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided such bank is acting through a branch or agency located in the United States of America; and (c) any Bank Affiliate.

      "Environmental Claim" means any claim, however asserted, by any Governmental Authority or other Person alleging potential liability for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability for damages, punitive damages, cleanup costs, removal costs, remedial costs, response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spill, leaks, discharges, emissions or releases) of any Hazardous Material at, in or from property, whether or not owned by the Borrower or any of its Subsidiaries, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

       "Environmental Law" means the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. 9601 et seq.) ("CERCLA"), the Hazardous Material Transportation Act (49 U.S.C. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.
6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. 1251 et seq.), the Clean Air Act (42 U.S.C. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. 2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C. 651 et seq.) ("OSHA"), as such laws have been or hereafter may be amended, modified or supplemented, and any and all analogous future federal, or present or future state or local, statutes and the regulations promulgated pursuant thereunder.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and all regulations promulgated thereunder.

     "ERISA Event" means, with respect to any Person, (a) a Reportable Event (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under regulations issued under Section 4043 of ERISA); (b) the withdrawal of such Person or any member of its Controlled Group from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA; (d) the institution of proceedings to terminate a Plan by the PBGC; (e) the failure to make required contributions which would result in the imposition of a Lien under Section 412 of the Code or Section 302 of ERISA; and (f) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any

Plan or the imposition of any liability under Title IV of ERISA other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

      "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board, as in effect from time to time.

      "Eurodollar Lending Office" has the meaning specified in the definition of Lending Office.

     "Eurodollar Loan" means any Committed Loan that bears interest at a rate determined with reference to LIBOR.

      "Eurodollar Reserve Percentage" means, with respect to any Interest Period for any Eurodollar Loan made by any Bank, the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

     "Event of Default" has the meaning specified in Section 8.01.

      "Existing Bid Loan" means any bid loan of any Bank outstanding under the Original Agreement on the Restatement Date.

      "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

      "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

      "Fee Letter" means the letter agreement dated as of the Restatement Date between the Borrower and the Agent regarding the payment of certain fees.

     "Final Maturity Date" means May 31, 2000.

     "Form 1001" has the meaning specified in Section 3.05(f)(i)(B).

     "Form 4224" has the meaning specified in Section 3.05(f)(i)(A).

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any central bank (or similar monetary or regulatory authority) thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Hazardous Materials" means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, waste, solid waste, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

      "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured); (b) all obligations evidenced by notes, bonds, debentures or similar instruments; (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such
Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (d) all obligations under leases which have been or should be, in accordance with GAAP, recorded as capital leases; (e) all net obligations with respect to Interest Rate Contracts; (f) all direct or indirect guaranties in respect of any obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (a), (b), (c), (d) or (e) above; and (g) all Indebtedness referred to in clause (a), (b), (c), (d) or (e) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; provided, however, that if any
Indebtedness of any type referred to above is supported by another type of Indebtedness referred to above, such Indebtedness shall not be considered more than once for the purposes of this definition; and provided, further, that for the purposes of this definition, Indebtedness shall not include any obligation of the Borrower to make payments to or in respect of the Hogty Limited Partnership or similar programs in connection with live inventory, consistent with past practices, or to make payments to MetLife Leasing or a similar entity under and in respect of a lease guaranty program or any similar live inventory program with Arkansas-California Livestock Company, Inc. or another entity, consistent with past practices.

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       "Indebtedness  for  Borrowed  Money"  means  the  sum  of   all
Indebtedness of the Borrower and its consolidated Subsidiaries of the type referred to in paragraphs (a), (b) and (d) of the definition of Indebtedness.

       "Indemnified  Party"  has  the  meaning  specified  in  Section
10.05(a).

      "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other similar arrangement in respect of the creditors of any Person generally or any substantial portion of the creditors of such Person; in each case undertaken under United States Federal or State law or foreign law.

      "Interest Payment Date" means (a) with respect to any Eurodollar Loan or Bid Loan, the last day of each Interest Period applicable to such Eurodollar Loan or Bid Loan and (i) with respect to any Interest Period of six months duration for any Eurodollar Loan, the date which falls three months after the beginning of such Interest Period, and
(ii) with respect to any Bid Loan, such intervening date prior to the maturity thereof as may be agreed between the Borrower and the applicable Bank and (b) with respect to any Reference Rate Loan, the last day of each calendar quarter.

     "Interest Period" means,

     (a) with respect to any Eurodollar Loan, the period commencing on the Business Day such Eurodollar Loan is disbursed or on the date on which a Reference Rate Loan is converted into a Eurodollar Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; and

            (b) with respect to any Bid Loan, the period specified by the Borrower in the relevant Competitive Bid Request;

     provided, however, that:

                         (i) in the case of the continuation of a Eurodollar Loan pursuant to Section 2.11(b), the Interest Period applicable after the continuation of such Loan shall commence on the last day of the preceding Interest Period;

                         (ii) if any Interest Period applicable  to  a
            Eurodollar Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                         (iii) any Interest Period applicable to a Eurodollar Loan that begins on the last Business Day of a
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            calendar  month  (or  on  a day  for  which  there  is  no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last
            Business Day of the calendar month at the end of such Interest Period; and

                         (iv) no Interest Period for any Loan shall extend beyond the Final Maturity Date.

      "Interest Rate Contracts" means interest rate protection, cap or collar agreements, interest rate insurance, and other agreements or arrangements designed to provide protection against fluctuations in interest rates.

      "IRS" means the Internal Revenue Service of the United States of
America.

     "Lending Office" means, with respect to any Bank, (a) in the case of a Committed Loan, the office or offices of such Bank specified as its "Domestic Lending Office" or "Eurodollar Lending Office", as the case may be, opposite its name in Schedule 1.01(b) or in the applicable Notice of Assignment or such other office or offices of such Bank as such Bank may from time to time specify in writing to the Borrower and the Agent and (b) in the case of a Bid Loan, the office of such Bank notified by such Bank to the Borrower as its Lending Office with respect to such Bid Loan or, if such Bank fails to so notify the Borrower, such Bank's Domestic Lending Office listed in
Schedule 1.01(b).

      "Level I Status" exists at any date if, at such date, the Debt Rating is A (or the equivalent) or higher by S&P or A2 (or the equivalent) or higher by Moody's.

      "Level II Status" exists at any date if, at such date (a) the Debt Rating is A- (or the equivalent) by S&P or A3 (or the equivalent) by Moody's and (b) Level I Status does not exist.

      "Level III Status" exists at any date if, at such date (a) the Debt Rating is BBB+ (or the equivalent) by S&P or Baa1 (or the equivalent) by Moody's and (b) neither Level I Status nor Level II Status exists.

      "Level IV Status" exists at any date if, at such date (a) the Debt Rating is BBB (or the equivalent) by S&P or Baa2 (or the equivalent) by Moody's and (b) neither Level I Status nor Level II Status nor Level III Status exists.

     "Level V Status" exists at any date if, at such date (a) the Debt Rating is BBB- (or the equivalent) by S&P or Baa3 (or the equivalent) by Moody's and (b) neither Level I Status nor Level II Status nor Level III nor Level IV Status exists.

      "Level VI Status" exists at any date if, at such date (a) the Debt Rating is lower than BBB- (or the equivalent) by S&P and lower than Baa3 (or the equivalent) by Moody's or (b) neither Moody's nor S&P has assigned a Debt Rating.


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
      "LIBOR" means, for any Interest Period, the rate of interest determined by the Agent to be the arithmetic mean (rounded upward to the nearest 1/100%) of the rates of interest per annum notified to the Agent by each Reference Bank as the rate of interest at which dollar deposits in an amount (a) in the case of a Committed Borrowing, approximately equal to the amount of the Loan to be made or continued as, or converted into, a Eurodollar Loan by such Reference Bank or (b) in the case of a Bid Borrowing, approximately equal to the amount of each LIBOR Bid Loan accepted by the Borrower pursuant to Section 2.04(c)(ii), and, in each case, having a maturity equal to such Interest Period, would be offered to major banks in the London interbank market at their request at or about 11:00 a.m. (London time) on the second Business Day before the commencement of such Interest Period.

     "LIBOR Bid Loan" means any Bid Loan that bears interest at a rate determined with reference to LIBOR.

       "LIBOR  Bid  Margin"  has  the  meaning  specified  in  Section
2.04(b)(ii)(B).

      "Lien" means any lien, charge, security interest or encumbrance or any other type of preferential arrangement (including liens or retained security titles of conditional vendors and capitalized leases but excluding any right of set-off).

     "Loan" means an extension of credit by a Bank pursuant to Article II and may be a Committed Loan or a Bid Loan.

      "Loan Documents" means this Agreement, any promissory notes delivered pursuant to this Agreement, the Notices of Borrowing, the Notices of Conversion/Continuation and the Competitive Bid Requests.

      "Majority Banks" means at any time Banks holding at least 51% of the Commitments and, if the Commitments have been terminated, Banks holding at least 51% of the then aggregate unpaid principal amount of the Loans made by the Banks.

      "Material Adverse Effect" means (a) an adverse change in, or an adverse effect upon, the financial condition, business, prospects or properties of any of (i) the Borrower or (ii) the Borrower and its Subsidiaries taken as a whole resulting from a single event or a series of events within any 12-month period causing the consolidated Net Worth of the Borrower to be reduced by 30% or more; (b) any material adverse change in the rights or remedies of the Banks under the Loan Documents or the ability of the Borrower to perform its obligations under any of the Loan Documents; or (c) any material adverse change in the legality, validity or enforceability of any Loan Document.

      "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

      "Multiemployer Plan" means, with respect to any Person, at any time, a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which such Person or any member of its Controlled Group is making, or is obligated to make contributions or has made, or been obligated to make, contributions.

      "Net Proceeds" means, with respect to any sale, lease, transfer, condemnation or other voluntary or involuntary disposition of assets, including a Permitted Disposition,

            (a) the aggregate amount of cash proceeds received by the Borrower or any of its Subsidiaries from such disposition;

     minus

            (b)  the sum of

                          (i)    all   fees  and  expenses,  including
            customary brokerage commissions, appraisal fees, survey charges, legal and investment banking fees and other similar commissions, charges or fees incurred in connection with such disposition;

            plus

                        (ii) all taxes, including filing, recording or
            registration fees, recording taxes and transfer taxes paid (or payable) and income tax paid in connection with such disposition;

            plus

                        (iii) the amount of Indebtedness required to be paid in connection with such disposition to satisfy any Lien existing on the property included in such disposition.
      "Net Worth" means, with respect to any Person, at any date of determination, shareholders' equity as determined in accordance with GAAP.
      "Notice  of  Assignment" has the meaning  specified  in  Section
10.08(b).

      "Notice  of  Borrowing"  has the meaning  specified  in  Section
2.02(a).

      "Notice of Conversion/Continuation" has the meaning specified in
Section 2.11(b).

      "Obligations" means all Loans, other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to any Bank, the Agent, any Affiliate of any of the foregoing or any Indemnified Party, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement or under any other Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term "Obligations" includes all interest, charges, expenses, fees, attorneys' fees and disbursements (including the allocated cost of in-house counsel) and any other sum chargeable to the Borrower under this Agreement or any other Loan Document.

      "Original Agreement" has the meaning specified in the first recital to this Agreement.

       "OSHA"   has  the  meaning  specified  in  the  definition   of
Environmental Laws.

     "Other Taxes" has the meaning specified in Section 3.05(b).

     "Participant" has the meaning specified in Section 10.08(d).

      "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      "Percentage Share" means, as to any Bank, at any time, such Bank's percentage share of the Aggregate Commitments, as set forth opposite such Bank's name in Schedule 1.01(a) under the heading "Percentage Share" or set forth in any Notice of Assignment delivered pursuant to Section 10.08, as such percentage may be modified from time to time in connection with any assignment of the Commitment of such Bank in accordance with the terms hereof.

       "Permitted Disposition" means, any disposition (except as otherwise permitted under Section 7.07) made by the Borrower or any of its Subsidiaries of any of its assets if the Net Proceeds of such disposition together with all other dispositions made in the same fiscal year does not exceed $100,000,000 in such fiscal year.

     "Permitted Investments" means:
             (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States of America having maturities of not more than one year from the date of acquisition;

             (b) certificates of deposit, time deposits, Eurodollar time deposits, overnight bank deposits, repurchase agreements, reverse repurchase agreements or bankers' acceptances, having in each case a tenor of not more than one year issued by any Bank, or by any United States commercial bank or any branch or agency of a non-United States bank licensed to conduct business in the United States of America having a combined capital and surplus of not less than $100,000,000 whose short terms securities are rated at least A-1 by S&P and P-1 by Moody's;

             (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody's and in either case having a tenor of not more than 270 days;

             (d) money-market funds invested in short-term securities rated at least as provided in clause (b) above; and

             (e)   deposits  with  financial  institutions  listed  in
     Schedule 1.01(c).

     "Permitted Lien Basket" means 10% of consolidated Net Worth.

     "Permitted Liens" has the meaning specified in Section 7.01.

      "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

      "Plan" means, with respect to the Borrower or any member of its Controlled Group, at any time, an employee pension benefit plan as defined in Section 3(2) of ERISA (including a Multiemployer Plan) that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is maintained for the employees of such Person or any member of its Controlled Group.

      "Reference Banks" means Bank of America, NationsBank of Texas, N.A. and Societe Generale.

      "Reference Rate" means the higher of (a) the Federal Funds Rate plus 1/2% and (b) the rate of interest (the "Bank of America Rate") publicly announced from time to time by Bank of America in San Francisco, California, as its reference rate. The Bank of America Rate is a rate set by Bank of America based upon various factors including Bank of America's cost and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below the Bank of America Rate. Any change in the Bank of America Rate shall take effect at the opening of business on the day specified in the public announcement of such change.

      "Reference Rate Loan" means any Committed Loan that bears interest at a rate determined with reference to the Reference Rate.

      "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

     "Replacement Bank" has the meaning specified in Section 3.14(b).

      "Requirement of Law" means, with respect to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation (including Environmental Laws and ERISA) or order, decree or other determination of an arbitrator or a court or other Governmental Authority applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      "Responsible Officer" means, with respect to any Person, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the Assistant Treasurer or the Secretary of such Person.

      "Restatement Date" means the date on which all conditions precedent set forth in Sections 5.01 and 5.02 have been satisfied or waived by all the Banks.

      "S&P" means Standard & Poor's Ratings Group or any successor to the rating agency business thereof.

      "Solvent" means, with respect to any Person, that the fair value of the assets of such Person (both at fair valuation and at present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

      "Stock" means all shares, options, interests, participations or other equivalents (regardless of how designated) of or in a corporation or other entity, whether voting or non-voting, of any class and includes, common stock, preferred stock or warrants or options for any of the foregoing.

      "Subsidiary" means, with respect to any Person, any corporation more than 50% of whose stock having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation is at the time owned by such Person, directly or indirectly through one or more Subsidiaries; provided, however, that, other than for purposes of Section 7.05 and Section 7.15, 801444 Ontario Ltd., T&T Trading Company, Tyson Export Sales, Inc., Tyson de Mexico, S.A. de C.V. and Tyson Marketing Ltd. and their Subsidiaries shall not be deemed to be Subsidiaries of the Borrower.

     "Taxes" has the meaning specified in Section 3.05(a).

      "Total Capitalization" means, at any date, the sum of (a) the aggregate amount of Indebtedness for Borrowed Money and (b) Net Worth of the Borrower and its consolidated Subsidiaries.

      "Tyson Limited Partnership" means that certain Delaware limited partnership of the same name of which Mr. Don Tyson is the Managing General Partner.

     2 Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

     3 Accounting Matters. All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, however, all computations determining compliance with Section 7.15 shall use accounting principles consistent with those applied in the preparation of the financial statements of the Borrower referred to in
Section 4.05.

     4  Certain  Terms.   The words "herein,"  "hereof"  and
"hereunder" and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, as the same may from time to time be amended, supplemented, amended and restated or otherwise modified and not to any particular Article, Section, paragraph or clause in this Agreement. The word "includes" and "including" when used herein is not intended to be exclusive and means "includes, without limitation" and "including, without limitation."

References herein to an Article, Section, paragraph or clause shall refer to the appropriate Article, Section, paragraph or clause in this Agreement.




                  II   AMOUNTS AND TERMS OF THE LOANS

     1  Amounts and Terms of Commitments.  Each Bank severally
agrees, on the terms and subject to the conditions hereinafter set forth, to make Committed Loans to the Borrower (each such Loan, a "Committed Loan") from time to time on any Business Day during the period from the Restatement Date to the Final Maturity Date, in an aggregate principal amount not to exceed at any time outstanding such Bank's Commitment; provided, however, that after giving effect to any Borrowing of Committed Loans, (a) the aggregate principal amount of all outstanding Committed Loans plus (b) the aggregate principal amount of all outstanding Bid Loans shall not exceed the Aggregate Commitments. Within the limits of each Bank's Commitment, the
Borrower  may  borrow  under this Section  2.01,  prepay  pursuant  to
Section 2.07 and reborrow pursuant to this Section 2.01.

     2  Procedure for Committed Borrowings.

            (a) Each Committed Borrowing shall be made upon the irrevocable notice of the Borrower, received by the Agent not later than 12:00 noon (New York City time) (i) three Business Days prior to the date of the proposed Borrowing, in the case of Eurodollar Loans; and (ii) one Business Day prior to the date of the proposed Borrowing, in the case of Reference Rate Loans; provided, however, that in case of a Committed Borrowing of Reference Rate Loans after the cancellation of a Bid Borrowing pursuant to Section 2.04(c)(i), the Borrower may give such notice to the Agent not later than 11:00 a.m. (New York City time) on the date of such Committed Borrowing. Each such notice of a Committed Borrowing (a "Notice of Borrowing") shall be in writing (including by facsimile confirmed immediately by telephone), in substantially the form of Exhibit 2.02 specifying:

    (i)     the requested borrowing date, which shall be a Business
            Day;

   (ii) the aggregate amount of the Borrowing, which (A) shall not exceed the unused portion of the Aggregate Commitments and (B) shall be a minimum amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof;

  (iii) whether the Borrowing is to be comprised of Eurodollar Loans or Reference Rate Loans; and

   (iv) if the Borrowing is to be comprised of Eurodollar Loans, the duration of the initial Interest Period applicable to such Loans. If the Notice of Borrowing shall fail to specify the duration of the initial Interest Period for any Borrowing comprised of Eurodollar Loans, such Interest Period shall be three months.

            (b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank thereof and of the amount of such Bank's Percentage Share of such Borrowing.

            (c) Each Bank shall make the amount of its Percentage Share of the Committed Borrowing available to the Agent for the account of the Borrower at the Agent's Payment Office by 12:00 noon (New York City time) on the borrowing date requested by the Borrower in funds immediately available to the Agent. Unless any applicable condition specified in Article V has not been satisfied, the Agent will make the funds so received from the Banks promptly available to the Borrower by crediting the account of the Borrower on the books of Bank of America (or such other account as shall have been specified by the Borrower) with the aggregate amount made available to the Agent by the Banks and in like funds as received by the Agent.

            (d) After giving effect to any Committed Borrowing, there shall not be more than six different Interest Periods in effect in respect of all Committed Loans together.

     3 Bid Borrowings. In addition to Committed Borrowings pursuant to Section 2.01, each Bank severally agrees that the Borrower may, as set forth in Section 2.04, from time to time on any Business Day during the period from the Restatement Date to the Final Maturity Date, request the Banks to submit offers to make Bid Loans to the Borrower; provided, however, that the Banks may, but shall have no obligation to, submit such offers and the Borrower may, but shall have no obligation to, accept any such offers; and provided, further, that at no time shall the sum of (a) the aggregate principal amount of all outstanding Bid Loans made by all Banks plus (b) the aggregate principal amount of all outstanding Committed Loans exceed the Aggregate Commitments.

     4  Procedure for Bid Borrowings.

            (a) The Borrower may request a Bid Borrowing hereunder by delivering to the Agent and each Bank by facsimile not later than 12:00 noon (New York City time) (i) three Business Days prior to the date of the proposed Borrowing, in the case of LIBOR Bid Loans; and
     (ii) one Business Day prior to the date of the proposed Borrowing, in the case of Absolute Rate Bid Loans, a solicitation for Bid Loans (a "Competitive Bid Request"), in substantially the form of Exhibit
     2.04(a), specifying:
  (i)       the requested borrowing date, which shall be a Business
            Day;
 (ii) the aggregate amount of the Borrowing, which shall be a minimum amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof;
(iii)       whether the Bid Loans requested are LIBOR Bid Loans or
            Absolute Rate Bid Loans;
 (iv)       the duration of the Interest Period applicable to such Bid
            Loans, which shall be not less than five days and not more than 183 days; and
  (v)       any other terms to be applicable to such Bid Loans.

          (b) (i)  Each Bank may, in response to a Competitive Bid
          Request, in its discretion, irrevocably submit to the Borrower a Competitive Bid containing an offer or offers to make one or more Bid Loans. Each Competitive Bid must be submitted to the Borrower by facsimile before 10:00 a.m. (New York City time) (i) two Business Days prior to the proposed date of Borrowing, in the case of a request for LIBOR Bid Loans and (ii) on the proposed date of Borrowing, in the case of a request for Absolute Rate Bid Loans.

                 (i) Each Competitive Bid shall be in substantially the form of Exhibit 2.04(b), specifying:

                 (A) the minimum amount of each Bid Loan for which such competitive Bid is being made, which shall be $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and the maximum amount thereof, which may not exceed the principal amount of Bid Loans for which Competitive Bids were requested (but which may exceed such Bank's Commitment);

                 (B) the rate or rates of interest per annum offered for each Bid Loan, which, in the case of a LIBOR Bid Loan, shall be expressed as a percentage (rounded to the nearest 1/100%) to be added to or subtracted from the applicable LIBOR (the "LIBOR Bid Margin");)

                 (C) the applicable Interest Period for each Bid Loan offered by it; and

                 (D) the identity and the applicable Lending Office of the quoting Bank.

     A Competitive Bid may contain up to six separate offers by the quoting Bank with respect to each Interest Period specified in the related Competitive Bid Request.

                 (ii) Any Competitive Bid shall be disregarded if it:

                 (A) is not substantially in conformity with Exhibit
         2.04(b) or does not specify all of the information required by clause
         (ii) above;

                  (B) contains qualifying, conditional or similar language;

                  (C) proposes terms other than or in addition to those set
                 forth in the applicable Competitive Bid Request; or

                  (D) arrives after the time set forth in clause (i) above.

            (c) Not later than 11:00 a.m. (New York City time) (i) two Business Days prior to the proposed date of Borrowing, in the case of LIBOR Bid Loans and (ii) on the date of such Bid Borrowing, in the case of Absolute Rate Loans, the Borrower shall either

     (i) cancel such Borrowing by giving the Agent and the Banks notice thereof (which notice may be given by telephone, confirmed by facsimile); or

     (ii) accept one or more of the offers made by any Bank or Banks pursuant to paragraph (b) above, in its sole discretion, by giving notice (which notice may be given by telephone, confirmed by facsimile) (A) to such Bank or Banks of the amount of each Bid Loan (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by such Bank for such Bid Loan pursuant to paragraph (b) above) to be made by each such Bank as part of such Bid Borrowing, and reject any remaining offers made by the Banks and give notice to that effect, and
     (B) to the Agent of the date of such Borrowing and the aggregate amount thereof (which may not exceed the applicable amount set forth in the related Competitive Bid Request); provided, however, that acceptance by the Borrower of offers may only be made on the basis of ascending LIBOR Bid Margins or Absolute Rates within each Interest Period; and, provided, further, that if offers are made by two or more Banks with the same LIBOR Bid Margins or Absolute Rates for a greater aggregate principal amount than the amount for which such offers are accepted for the related Interest Rate Period, the principal amount of Bid Loans accepted shall be allocated by the Borrower among such Banks as nearly as possible (in multiples not less than $1,000,000) in proportion to the aggregate principal amount of such offers;
     provided, however, that in the event the Borrower does not, before the time stated above, either cancel the proposed Bid Borrowing pursuant to clause (i) above or accept one or more of the offers pursuant to clause (ii) above, such Bid Borrowing shall be deemed cancelled and provided further, that in the event the Borrower accepts one or more of the offers pursuant to clause
     (ii) above but does not expressly reject or accept the remaining offers, such remaining offers shall be deemed rejected.

     (d) (i) If the Borrower accepts one or more of the offers to make Bid Loans made by any Bank or Banks pursuant to paragraph (c)(ii) above, each such Bank shall, subject to the satisfaction of the conditions precedent specified in Section 5.03, before 12:00 noon (New York City time) on the date of the Bid Borrowing, make available to the Borrower at such Bank's Lending Office such Bank's portion of such Bid Borrowing in same day funds.

     (i) Not later than 5:00 p.m. (New York City time) on the date of each Bid Borrowing,

      (A) the Borrower shall notify the Agent of (1) the aggregate amount of Bid Loans made in connection with such Bid Borrowing (which amount may not exceed the amount requested pursuant to Section 2.04(a)(ii)), (2) each date on which any Bid Loan shall mature, (3) the principal amount of Bid Loans which shall mature on each such date, (4) the highest and the lowest Competitive Bid submitted by the Banks in connection with each Competitive Bid Request, and (5) the highest and the lowest Competitive Bid accepted by the Borrower; and

      (B) the Agent will in turn promptly give to each Bank the information received from the Borrower in connection with such Bid Borrowing.

        (e) Upon being notified by the Borrower of the amount of, and the applicable Interest Period for, any LIBOR Bid Loan, the Agent shall determine LIBOR (as provided in the definition of LIBOR) and give prompt notice to the Borrower and the relevant Bank or Banks thereof.

     5 Evidence of Indebtedness.

            (a) Each Bank, with respect to amounts payable to it hereunder, and the Agent, with respect to all amounts payable hereunder, shall maintain on its books in accordance with its usual practice, loan accounts, setting forth each Committed Loan, and, in the case of each Bank having made a Bid Loan, each such Bid Loan, the applicable interest rate and the amounts of principal, interest and other sums paid and payable by the Borrower from time to time hereunder with respect thereto; provided, however, that the failure by any Bank to record any such amount on its books shall not affect the obligations of the Borrower with respect thereto. In the case of any dispute, action or proceeding relating to any amount payable hereunder, the entries in each such account shall be conclusive evidence of such amount absent manifest error. In case of any discrepancy between the entries in the Agent's books and any Bank's books, such Bank's books shall be considered correct in the absence of manifest error.

            (b) Notwithstanding the foregoing, if any Bank shall so request for purposes of Section 10.08(e), the obligation to repay the Committed Loans shall also be evidenced by a promissory note in the form of Exhibit 2.05(b).

            (c) The obligation to repay any Bid Loan shall also, if so requested by the Bank making such Bid Loan, be evidenced by a promissory note in the form of Exhibit 2.05(c).

            (d) The Banks hereby agree to return to the Borrower on the Restatement Date any promissory notes issued by the Borrower under the Original Agreement.

     6 Voluntary Termination or Reduction of the Commitments.
The Borrower may, at any time and from time to time, upon not less than three Business Days' prior notice to the Agent, terminate the Aggregate Commitments or permanently reduce the Aggregate Commitments by an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof; provided, however, that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayment of Loans made on the effective date thereof, the then outstanding principal amount of Committed Loans and Bid Loans would exceed the Aggregate Commitments then in effect and, provided, further, that once reduced in accordance with this Section 2.06, the Aggregate Commitments may not be increased. Any reduction of the Aggregate Commitments shall be applied to each Bank's Commitment in accordance with such Bank's Percentage Share.

     7 Optional Prepayments.

            (a) Subject to Section 3.11, the Borrower may upon notice to the Agent, stating the proposed date and aggregate principal amount of the prepayment, received by the Agent (i) not less than three Business Days prior to the proposed date of prepayment, in the case of a prepayment of Eurodollar Loans and (ii) not less than one Business Day prior to the proposed date of prepayment, in the case of a prepayment of Reference Rate Loans, prepay ratably among the Banks, the outstanding principal amount of any Committed Loans in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid. Each such partial prepayment shall be in an aggregate principal amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof; provided, however, that if the aggregate amount of Eurodollar Loans comprised in the same Borrowing shall be reduced as a result of any optional prepayment to an amount less than $5,000,000, the Eurodollar Loans comprised in such Borrowing shall automatically convert into Reference Rate Loans at the end of the then current Interest Period. If any notice of prepayment is given, the principal amount stated therein, together with accrued interest to the date of prepayment, shall be due and payable on the date specified in such notice.

            (b) The Borrower may not voluntarily prepay any Bid Loan prior to the maturity date thereof.

     8 Repayment.

            (a) The Committed Loans. The outstanding principal amount of all Committed Loans shall be repaid on the Final Maturity Date.

            (b) The Bid Loans. Each Bid Loan shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable thereto; provided, however, that the outstanding principal amount of all Bid Loans shall be repaid on the Final Maturity Date.

     9 Interest.

            (a) Subject to Section 2.10, each Committed Loan shall bear interest, at the option of the Borrower as follows,

           (i) if such Committed Loan is a Reference Rate Loan, at a rate per annum equal to the Reference Rate; and

          (ii) if such Committed Loan is a Eurodollar Loan, at a rate per annum equal to the sum of LIBOR plus the applicable margin set forth below:

                 Debt Rating                 Applicable Margin

                 Level I Status                   .12%
                 Level II Status                  .15%
                 Level III Status                 .20%
                 Level IV Status                  .25%
                 Level V Status                   .30%
                 Level VI Status                  .35%

            (b) Any change in the Debt Rating shall be effective as of the date on which such change is first publicly announced by S&P or notified to the Borrower by Moody's. Any change in the applicable margin due to a change in the applicable Debt Rating shall be effective on the effective date of such change in the Debt Rating and shall apply to all Eurodollar Loans that are outstanding at any time during the period commencing on the effective date of such change in the Debt Rating and ending on the date immediately preceding the effective date of the next such change in the Debt Rating which results in a change in the applicable margin.

            (c) Accrued and unpaid interest in respect of each Committed Loan shall be paid on each Interest Payment Date, on the date of any prepayment or repayment of Committed Loans and, in the case of any Reference Rate Loan, on each date such Loan is converted into a Eurodollar Loan.

            (d) The Borrower shall pay to each Bank which had made a Bid Loan interest on the unpaid principal amount of such Bid Loan from the date when made until paid in full, on each Interest Payment Date, a rate per annum equal to LIBOR plus (or minus) the LIBOR Bid Margin, or the Absolute Rate, as the case may be, as specified by such Bank in its Competitive Bid pursuant to Section 2.04(b)(ii).

     .2          Default Interest.  During the continuation of any Event of
Default pursuant to Section 8.01(a), or after acceleration, the Borrower shall pay, on demand, interest (after as well as before judgment) on the principal amount of all Loans then outstanding, at a rate  per annum which is determined by increasing the rate of interest then in effect pursuant to Section 2.09 by 2% per annum; provided, however, that, on and after the expiration of the Interest Period applicable to any Eurodollar Loan on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan
shall,   during  the  continuation  of  such  Event  of   Default   or
acceleration, bear interest at a rate per annum equal to the Reference
Rate plus 2%; and, provided, further, that if so requested by the Borrower, the Majority Banks may, in their sole discretion, waive the provisions of this Section 2.10.

     .3 Continuation and Conversion Elections for  Committed Borrowings

            (a) The Borrower may upon irrevocable written notice to the Agent in accordance with paragraph (b) below:

            (i) elect to convert, on any Business Day, any Reference Rate
            Loans (or any part thereof in an aggregate amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof) into Eurodollar Loans;

           (ii) elect to convert, on the expiration date of any Interest Period, any Eurodollar Loans maturing on such Interest Payment Date (or any part thereof in an aggregate amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof) into Reference Rate Loans; or

          (iii) elect to continue, on the expiration date of any Interest Period, any Eurodollar Loans maturing on such Interest Payment Date; provided, however, that if on the expiration date of any Interest Period the aggregate amount of outstanding Eurodollar Loans comprised in the same Committed Borrowing shall have been reduced as a result of the conversion of part thereof to an amount less than $5,000,000, the remaining Eurodollar Loans comprised in such Borrowing shall automatically convert into Reference Rate Loans on such date and on and after such date the right of the Borrower to continue such Loans as Eurodollar Loans shall terminate.

            (b) The Borrower shall deliver a notice of conversion or continuation (a "Notice of Conversion/Continuation"), in substantially the form of Exhibit 2.11, to the Agent not later than 12:00 noon (New York City time) (i) three Business Days prior to the proposed date of conversion or continuation, if the Committed Loans or any portion thereof are to be converted into or continued as Eurodollar Loans; and
     (ii) one Business Day prior to the proposed date of conversion, if the Committed Loans or any portion thereof are to be converted into Reference Rate Loans.

     Each such Notice of Conversion/Continuation shall be by facsimile confirmed immediately by telephone specifying therein:

    (i)         the proposed date of conversion or continuation;

   (ii) the aggregate amount of Committed Loans to be converted or continued;

  (iii)       the nature of the proposed conversion or continuation; and

   (iv)        the duration of the requested Interest Period.

           (c) If, upon the expiration of any Interest Period applicable to Eurodollar Loans, the Borrower shall have failed to select a new Interest Period to be applicable to such Eurodollar Loans, or if an Event of Default shall then have occurred and be continuing, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Reference Rate Loans effective as of the expiration date of such current Interest Period.

            (d) Upon receipt of a Notice of Conversion/Continuation, the Agent shall promptly notify each Bank thereof or, if no timely notice is provided, the Agent shall promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made pro rata among the Banks based on the respective outstanding principal amounts of the Loans with respect to which such notice was given held by each Bank.

            (e) After giving effect to any conversion or continuation of any Committed Loans, there shall not be more than six different Interest Periods in effect in respect of all Committed Loans together.


            FEES; PAYMENTS; TAXES; CHANGES IN CIRCUMSTANCES

     2 Fees.

            (a) (i) The Borrower agrees to pay to the Agent for the account of each Bank a facility fee equal to the percentage per annum set forth below times such Bank's Commitment (regardless of utilization):

                 Debt Rating                 Facility Fee

                 Level I Status                                  .075%
                 Level II Status                  .085%
                 Level III Status                 .10%
                 Level IV Status                  .125%
                 Level V Status                   .15%
                 Level VI Status                  .20%

               (i) Any change in the Debt Rating shall be effective as of the date on which such change is first publicly announced by S&P or notified to the Borrower by Moody's. Any change in the facility fee due to a change in the applicable Debt Rating shall be effective on the effective date of such change in the Debt Rating and shall apply at any time during the period commencing on the effective date of such change in the Debt Rating and ending on the date immediately preceding the effective date of the next such change in the Debt Rating which results in a change in the facility fee.

             (ii) The facility fee shall accrue from the Restatement Date to the Final Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing in the calendar quarter ending on June 30, 1995 and on the Final Maturity Date.

            (b) The Borrower agrees to pay to the Agent, for the Agent's own account, an agency fee in the amount and at the times set forth in the Fee Letter.

     3  Computation of Fees and Interest

            (a) All computations of interest payable in respect of Reference Rate Loans shall be made on the basis of a year of 365 days or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest under this Agreement shall be made on the basis of a year of 360 days and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

            (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Banks in the absence of manifest error.

            (c) Each Reference Bank shall use its best efforts to furnish quotations of rates to the Agent as contemplated hereby for the purposes of determining LIBOR for any Eurodollar Loan or LIBOR Bid Loan. If any of the Reference Banks is unable or otherwise fails to supply such rates to the Agent upon its request, LIBOR shall be determined on the basis of the quotations of the remaining two Reference Banks.

     4 Payments by the Borrower.

            (a) All payments (including prepayments) to be made by the Borrower hereunder shall be made without set-off or counterclaim and shall, except as expressly provided herein, be made to the Agent for the ratable account of the Banks at the Agent's Payment Office, in dollars and in immediately available funds, not later than 12:00 noon New York City time on the date specified herein; provided, however, that unless otherwise specified herein, each payment in respect of a Bid Loan shall be made directly to the relevant Bank to the Lending Office of such Bank. The Agent will promptly after receiving any payment of principal, interest, fees and other amounts from the Borrower distribute to each Bank its Percentage Share (or other applicable share as expressly provided herein) of such payment for the account of its respective Lending Office. Any payment which is received by the Agent after 12:00 noon (New York City time) shall be deemed to have been received on the immediately succeeding Business Day.

            (b) Whenever any payment of a Committed Loan (and unless otherwise stated in the relevant Competitive Bid Request, a Bid Loan) shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest and fees, as the case may be; provided, however, that if such extension would cause any payment of principal of or interest on Eurodollar Loans to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day.

            (c) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may (but shall not be so required), in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent, on demand, the excess of the amount distributed to such Bank over the amount, if any, paid by the Borrower, together with interest thereon at the Federal Funds Rate, for each day from the date such amount is distributed to such Bank to the date such Bank repays such amount to the Agent; provided, however, that if any Bank shall fail to repay such amount within three Business Days after demand therefor, such Bank shall, from and after such third Business Day until payment is made to the Agent, pay interest thereon at a rate per annum equal to the sum of the Reference Rate plus 1%.

     5  Payments by the Banks to the Agent.

            (a) Unless the Agent shall have received notice from a Bank on the Restatement Date, or, with respect to each Committed Borrowing after the Restatement Date, at least one Business Day prior to the date of such Borrowing that such Bank will not make available to the Agent for the account of the Borrower the amount of such Bank's Percentage Share of such Borrowing, the Agent may assume that such Bank has made such amount available to the Agent on the date of such Borrowing and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Bank shall not have so made such full amount available to the Agent and the Agent in such circumstances makes available to the Borrower such amount, such

     Bank shall, within two Business Days following the date of such Borrowing, make such amount available to the Agent, together with interest at the Federal Funds Rate for and determined as of each day during such period. If such amount is so made available, such payment to the Agent shall constitute such Bank's Committed Loan on the date of the Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent within two Business Days following the date of such Borrowing, the Agent shall notify the Borrower of such failure to fund and, on the third Business Day following the date of such Borrowing, the Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing. Nothing contained in this Section 3.04(a) shall relieve any Bank which has failed to make available its Percentage Share of any Committed Borrowing hereunder from its obligation to do so in accordance with the terms hereof.

            (b) The failure of any Bank to make any Committed Loan on the date of any Committed Borrowing shall not relieve any other Bank of its obligation hereunder to make a Loan on the date of such Borrowing pursuant to the provisions contained herein, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of any Committed Borrowing.

     6 Taxes.

            (a) Subject to Section 3.05(g), any and all payments by the Borrower to each Bank or the Agent under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto incurred in connection with any Borrowing pursuant to this Agreement, excluding, in the case of each Bank and the Agent, such taxes (including income taxes, franchise taxes or branch profit taxes) as are imposed on or measured by such Bank's or the Agent's, as the case may be, net income by the jurisdiction under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

            (b) In addition, the Borrower shall pay any present or future stamp or documentary taxes, intangible taxes, mortgage recording taxes or any other sales, excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

            (c) Subject to Section 3.05(g), the Borrower shall indemnify and hold harmless each Bank and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.05) paid by such Bank or the Agent, as the case may be, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date such Bank or the Agent, as the case may be, makes written demand therefor.

            (d) If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then, subject to Section 3.05(g),

        (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.05) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made;

       (ii) the Borrower shall make such deductions; and

      (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (e) Within 30 days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment, or other evidence of such payment satisfactory to the Agent.

            (f) Each Bank which is a foreign Person (i.e., a Person other than a United States Person for United States Federal income tax purposes) hereby agrees that:

     i) it shall, unless already delivered pursuant to the Original Agreement, no later than on the Restatement Date (or, in the case of a Bank which becomes a party hereto pursuant to Section 10.08 after the Restatement Date, the date upon which such Bank becomes a party hereto) deliver to the Agent (two originals) and to the Borrower (one original):

                              (A)     if any Lending Office is located
                 in   the  United  States  of  America,  accurate  and
                 complete signed copies of IRS Form 4224 or any successor thereto ("Form 4224"), and/or

                              (B)     if any Lending Office is located
                 outside the United States of America, accurate and complete signed copies of IRS Form 1001 or any successor thereto ("Form 1001"),

                 in each case indicating that such Bank is on the date
            of delivery thereof entitled to receive payments of principal, interest and fees for the account of such Lending Office or Lending Offices under this Agreement free from withholding of United States Federal income tax;

   (ii) if at any time such Bank changes its Lending Office or Lending Offices or selects an additional Lending Office it shall, at the same time, but only to the extent the forms previously delivered by it hereunder are no longer effective, deliver to the Agent (two originals) and to the Borrower (one original), in replacement for the forms previously delivered by it hereunder:

                              (A) if  such changed or  additional
                 Lending Office is located in the United States of America, accurate and complete signed originals of Form 4224; or

                              (B) otherwise, accurate and complete
                 signed originals of Form 1001,

                 in each case indicating that such Bank is on the date
            of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional Lending Office under this Agreement free from withholding of United States Federal income tax;

    (iii) it shall, upon the occurrence of any event (including the passing of time but excluding any event mentioned in clause (ii) above) requiring a change in the most recent Form 4224 or Form 1001 previously delivered by such Bank, deliver to the Agent (two originals) and to the Borrower (one original) accurate and complete signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by such Bank;

    (iv) it shall, promptly upon the request of the Agent or the Borrower, deliver to the Agent and the Borrower, such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Bank's tax status for withholding purposes;

     (v) if such Bank claims exemption from withholding tax under a United States tax treaty by providing a Form 1001 and such Bank sells or grants a participation of all or part of its rights under this Agreement, it shall notify the Agent of the percentage amount in which it is no longer the beneficial owner under this Agreement. To the extent of this percentage amount, the Agent shall treat such Bank's Form 1001 as no longer in compliance with this Section 3.05(f). In the event a Bank claiming exemption from United States withholding tax by filing Form 4224 with the Agent, sells or grants a participation in its rights under this Agreement, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code; and

    (vi) if the IRS or any authority of the United States of America or other jurisdiction asserts a claim that the Agent or the Borrower did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from withholding tax ineffective), such Bank shall indemnify the Agent and/or the Borrower, as applicable, fully for all amounts paid, directly or indirectly, by the Agent and/or the Borrower, as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent or the Borrower under this Section 3.05(f), together with all costs, expenses and attorneys' fees (including the allocated cost of in-house counsel).

Without limiting or restricting any Bank's right to increased amounts under Section 3.05(d) from the Borrower upon satisfaction of such Bank's obligations under the provisions of this Section 3.05(f), if such Bank is a foreign Person and is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by clause (i) above are not delivered to the Agent, then the Agent may withhold from any interest payment to the Bank not providing such forms or other documentation, an amount equivalent to the applicable withholding tax. In addition, the Agent may also withhold against periodic payments other than interest payments to the extent United States withholding tax is not eliminated by obtaining Form 4224 or Form 1001.

            (g) The Borrower shall not be required to pay any additional amounts in respect of United States Federal income tax pursuant to
     Section 3.05(d) to any Bank for the account of any Lending Office of such Bank:

       (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with its obligations under Section 3.05(f) in respect of such Lending Office;

      (ii) if such Bank shall have delivered to the Agent and the Borrower a Form 4224 in respect of such Lending Office pursuant to Sections 3.05(f)(i)(A), 3.05(f)(ii)(A) or 3.05(f)(iii) and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Borrower hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224; or

     (iii) if such Bank shall have delivered to the Agent and the Borrower a Form 1001 in respect of such Lending Office pursuant to Sections 3.05(f)(i)(B), 3.05(f)(ii)(B) or 3.05(f)(iii) and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Borrower hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 1001.

            (h) Any and all present or future Taxes, Other Taxes and related liabilities (including penalties, interest, additions to tax and expenses) which are not paid by the Borrower pursuant to and as required by this Section 3.05 shall be paid by the Bank which received the principal, interest or fees in respect of which such Taxes, Other Taxes or related liabilities are payable. Any and all present or future Taxes or Other Taxes which are required by law to be deducted or withheld from or in respect of any sum payable hereunder to any

     Bank and which are not paid by the Borrower pursuant to and as required by this Section 3.05 will be deducted or withheld by the Agent without any increase in the sum payable as provided in Section 3.05(d). Each Bank agrees to indemnify the Agent and hold the Agent harmless for the full amount of any and all present or future Taxes, Other Taxes and related liabilities (including penalties, interest, additions to tax and expenses, and any Taxes or Other Taxes imposed by any jurisdiction on amounts payable to the Agent under this Section 3.05(h)) which are imposed on or with respect to principal, interest or fees payable to such Bank hereunder and which are not paid by the Borrower pursuant to this Section 3.05, whether or not such Taxes, Other Taxes or related liabilities were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Agent makes written demand therefor.

     7  Sharing of Payments, Etc. If other than as provided in
Section  3.05, 3.08, 3.09, 3.10, 3.11 or 3.12, any Bank  shall  obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Committed Loan made by it and, after acceleration of all Obligations pursuant to
Section 8.02(b), in respect of any Obligation owing to it (including with respect to any Bid Loan), in the case of the Committed Loan, in excess of its Percentage Share of payments on account of the Committed Loans obtained by all the Banks and, after acceleration, in excess of its pro rata share of all Obligations, such Bank shall forthwith (a) notify the Agent of such fact and (b) purchase from the other Banks such participations in the Committed Loans made by them or, after acceleration, in all Obligations owing to them, as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of the other Banks according to their respective Percentage Shares or, after acceleration, their pro rata shares of all Obligations then owing to them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase shall to the extent of such recovery be rescinded and each other Bank shall repay to the purchasing Bank the purchase price thereto together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to the provisions of this
Section 3.06 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error), of participations purchased pursuant to this Section
3.06 and will in each case notify the Banks following any such purchases.

     8 Inability to Determine. If with respect to any Interest Period for Eurodollar Loans, either (a) any two Reference Banks shall fail to notify the Agent of the rate of interest on the basis of which LIBOR is to be determined as set forth in the definition of LIBOR or
(b) the Majority Banks shall notify the Agent that LIBOR for such Interest Period will not adequately and fairly reflect the cost to such Majority Banks of making, funding or maintaining their Eurodollar Loans for such Interest Period (after giving effect to any event giving rise to additional interest on such Loans pursuant to Section 3.12), the Agent shall forthwith so notify the Borrower and the Banks, whereupon the obligations of the Banks to make or continue Committed Loans as Eurodollar Loans or to convert Committed Loans into Eurodollar Loans at the end of the then current Interest Period shall be suspended until the Agent upon the instruction of the Majority Banks revokes such notice. Upon receipt of such notice, the Borrower may revoke its Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrower does not revoke such notice, the Banks shall make, convert or continue the Committed Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Reference Rate Loans instead of Eurodollar Loans.

     9 Increased Costs. If any Bank shall determine that, due to either (a) the introduction of any Requirement of Law or any change (other than any change by way of imposition of or increase in reserve requirements included in the Eurodollar Reserve Percentage) in or in the interpretation thereof or (b) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Committed Loan, the Borrower shall be liable for, and shall from time to time, upon demand by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank, additional amounts sufficient to compensate such Bank for such increased costs.

     10  Illegality.

            (a) If any Bank shall determine that the introduction of any Requirement of Law, or any change in or in the interpretation thereof has made it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for such Bank or its Lending Office to make or continue to fund Loans as Eurodollar Loans or to convert Loans into Eurodollar Loans, then, on notice thereof by such Bank to the Borrower through the Agent, the obligation of such Bank to make or to continue to fund Loans as Eurodollar Loans or to convert any Loans into Eurodollar Loans shall be suspended until such Bank shall have notified the Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

            (b) If a Bank shall determine that it is unlawful to maintain any Eurodollar Loan made by such Bank, the Borrower shall prepay in full all Eurodollar Loans of such Bank then outstanding, together with interest accrued thereon, either on the last day of the then current Interest Period applicable to each such Eurodollar Loan if such Bank may lawfully continue to maintain such Eurodollar Loan to such day, or immediately, together with any amounts required to be paid pursuant to
     Section 3.11, if such Bank may not lawfully continue to maintain such Eurodollar Loan to such day, unless the Borrower, on or prior to the date on which it would otherwise be required to prepay such Eurodollar Loan, converts all Eurodollar Loans of such Bank then outstanding into Reference Rate Loans.

            (c) Notwithstanding the foregoing, if the obligation of any Bank to make or maintain Eurodollar Loans has been suspended, the Borrower may elect by giving notice to such Bank through the Agent that all Loans which would otherwise be made or maintained by such Bank as Eurodollar Loans shall be instead Reference Rate Loans.

     .4          Capital Adequacy.  If any Bank shall have determined that
the compliance with any Requirement of Law regarding capital adequacy, or any change therein or in the interpretation or application thereof or compliance by such Bank (or its Lending Office) or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or other Governmental Authority, affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and such Bank (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of such Bank's Commitment, loans or obligations under this Agreement with respect to any Committed Borrowing then from time to time, upon demand of such Bank (with a copy of such demand to the Agent), the Borrower shall be liable for, and shall pay to the Agent for the account of such Bank, as specified by such Bank, additional amounts sufficient to compensate such Bank for such increase.

     .5          Funding Losses.  The Borrower agrees to reimburse each
Bank and to hold each Bank harmless from any loss, cost or expense which such Bank may sustain or incur as a consequence of:

            (a) any failure of the Borrower to borrow, continue or convert a Eurodollar Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

            (b) any prepayment or payment of a Eurodollar Loan on a day which is not the last day of the Interest Period with respect thereto;

            (c) any failure of the Borrower to make any prepayment after the Borrower has given a notice in accordance with Section 2.07; or

            (d) the conversion of any Eurodollar Loan to a Reference Rate Loan on a day that is not the last day of the respective Interest Period pursuant to Section 2.11;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Eurodollar Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained.

     .6          Additional Interest on Eurodollar Loans.  The Borrower
shall pay to each Bank, at the request of such Bank (but not more frequently than once in each calendar quarter), as long as such Bank shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Loan of such Bank from the date such Eurodollar Loan is made until such principal amount is paid in full, at a rate per annum equal at all times to the remainder obtained by subtracting (a) LIBOR for the Interest Period for such Eurodollar Loan from (b) the rate obtained by dividing such LIBOR by a percentage equal to 100% minus the Eurodollar Reserve Percentage of such Bank for such Interest Period, payable on each date interest in
respect  of  such  Eurodollar  Loan is payable.   Notwithstanding  the
provisions of the previous sentence, the Borrower shall not be obligated to pay to any Bank any additional interest in respect of Eurodollar Loans made by such Bank for any period commencing more than three months prior to the date on which such Bank notifies the Borrower by delivering a certificate from a financial officer of such Bank, that such Bank is required to maintain reserves with respect to Eurocurrency Liabilities.

     .7          Certificates of Banks.  Any Bank claiming reimbursement or compensation pursuant to Section 3.05, 3.08, 3.10, 3.11 and/or 3.12 shall deliver to the Borrower (with a copy to the Agent) a certificate setting forth in reasonable detail the basis for computing the amount
payable  to  such  Bank  hereunder  and  such  certificate  shall   be
conclusive  and  binding on the Borrower in the  absence  of  manifest
error.   Unless otherwise specifically provided herein,  the  Borrower shall pay to any Bank claiming compensation or reimbursement from the Borrower pursuant to Section 3.08, 3.10, 3.11 or 3.12, the amount requested by such Bank no later than five Business Days after such demand.

     .8          Change of Lending Office; Replacement Bank.

            (a) Each Bank agrees that upon the occurrence of any event giving rise to the operation of Section 3.05(c) or (d) or Section 3.08 or 3.09 with respect to such Bank, it will if so requested by the Borrower, use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office for any Loans affected by such event with the object of avoiding the consequence of the event giving rise to the operation of such Section; provided, however, that such designation would not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. Nothing in this Section 3.14 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in
     Section 3.05(c) or (d) or Section 3.08 or 3.09.

            (b) In the event the Borrower becomes obligated to pay additional amounts to any Bank pursuant to Sections 3.05(c) or (d) or 3.08, or if it becomes illegal for any Bank to continue to fund or to make Eurodollar Loans pursuant to Section 3.09, as a result of any condition described in any such Section, then, unless such Bank has theretofore taken steps to remove or cure, and has removed or cured, the conditions creating the cause for such obligation to pay such additional amounts or for such illegality, the Borrower may designate another Bank which is reasonably acceptable to the Agent and the Majority Banks (such Bank being herein called a "Replacement Bank") to purchase the Committed Loans of such Bank and such Bank's rights hereunder, without recourse to or warranty by, or expense to, such Bank for a purchase price equal to the outstanding principal amount of the Committed Loans payable to such Bank plus any accrued but unpaid interest on such Loans and accrued but unpaid fees in respect of such Bank's Commitment and any other amounts payable to such Bank under this Agreement, and to assume all the obligations of such Bank hereunder (except for such rights as survive repayment of the Loans), and, upon such purchase, such Bank shall no longer be a party hereto or have any rights hereunder (except those related to any Bid Loans of such Bank which remain outstanding and those that survive full payment hereunder) and shall be relieved from all obligations to the Borrower hereunder, and the Replacement Bank shall succeed to the rights and obligations of such Bank hereunder.





                    REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants to the Agent and each Bank that:

     2 Corporate Existence; Compliance with Law. The Borrower and each of its Subsidiaries:

            (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

            (b) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where the failure to so qualify has no reasonable likelihood of having a Material Adverse Effect;

            (c) has all requisite corporate power and authority to own, pledge, mortgage, hold under lease and operate its properties, and to conduct its business as now or currently proposed to be conducted;

            (d) is in compliance with its certificate of incorporation and by-laws; and

            (e) is in compliance with all other Requirements of Law except such non-compliance as has no reasonable likelihood of having a Material Adverse Effect.

     3  Corporate Authorization; No Contravention; Governmental
Authorization.   The  execution,  delivery  and  performance  by   the
Borrower of the Loan Documents:

            (a) are within the respective corporate powers of the Borrower;

            (b) have been duly authorized by all necessary corporate action, including the consent of shareholders where required;

            (c) do not and will not:

                 (i) contravene the certificate of incorporation or by-laws of the Borrower;

                 (ii) violate any other Requirement of Law (including the
            Securities Exchange Act of 1934, Regulations G, T, U and X of the Federal Reserve Board or any order or decree of any court or other Governmental Authority);

              (iii) conflict with or result in the breach of, or constitute a default under, any Contractual Obligation binding on or affecting the Borrower or any of its properties, if such breach or default has any reasonable likelihood of having a Material Adverse
            Effect, or any order, injunction, writ or decree of any Governmental Authority to which the Borrower or any of its properties is subject; or
                 (iv) result in the creation or imposition of any Lien upon any of the property of the Borrower; and

            (d) do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority or any other Person other than those which have been duly obtained, made or given.

     4  Enforceable Obligations.  This Agreement and the other
Loan Documents have been duly executed and delivered by the Borrower. This Agreement and each other Loan Document are legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws or equitable principles relating to or limiting creditors' rights generally.

     5 Taxes. The Borrower and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes and assessments payable by them, to the extent the same have become due and payable and before they have become delinquent, except those which are currently being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP, provided the non-payment thereof has no reasonable likelihood of having a Material Adverse Effect. The Borrower does not know of any proposed material tax assessment against the Borrower or any of its Subsidiaries and in the opinion of the Borrower, all potential tax liabilities are adequately provided for on the books of the Borrower and its Subsidiaries. The statute of limitations for assessment or collection of Federal income tax has expired for all federal income tax returns filed by the Borrower for all tax years up to and including the tax year ended in March, 1987 and filed by Holly Farms Corporation up to and including the tax year ended on May 31, 1987.

            (a) Financial Matters The consolidated balance sheet of the Borrower and its Subsidiaries as of the last day of the fiscal year of the Borrower ended on October 1, 1994 and as of the last day of the fiscal quarter of the Borrower ended on April 1, 1995 and the related consolidated statements of income, shareholders' equity and cash flows of the Borrower and its Subsidiaries for such fiscal year and quarter, with, in the case of said fiscal year, reports thereon by Ernst &
     Young:

           (i) are complete, accurate and fairly present the financial condition of the Borrower and its Subsidiaries as of the respective dates thereof and for the respective periods covered thereby;

           (ii) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as set forth in the notes thereto; and

           (iii) except as specifically disclosed in Schedule 4.05, show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the dates thereof, including liabilities for taxes, material commitments and long-term leases.

            (b) Since October 1, 1994, there has been no Material Adverse Effect and no development which has any reasonable likelihood of having a Material Adverse Effect.

            (c) The Borrower is, and the Borrower and its Subsidiaries are, on a consolidated basis, Solvent.

     6  Litigation.  There are no actions, suits, proceedings,
claims or disputes pending, or to the best knowledge of the Borrower, threatened, against the Borrower or any of its Subsidiaries before any court or other Governmental Authority or any arbitrator that have a reasonable likelihood of having a Material Adverse Effect. All pending actions or proceedings affecting the Borrower or any of its Subsidiaries as of the date hereof and involving claims in excess of $10,000,000 are described in Schedule 4.06.

     7 Subsidiaries.

            (a) A complete and correct list of all Subsidiaries of the Borrower as of the Restatement Date, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its incorporation and the percentage of shares of each class outstanding owned by the Borrower and each other Subsidiary of the Borrower is set forth in
     Schedule 4.07(a).

            (b) All of the outstanding shares of each of the Subsidiaries listed on Schedule 4.07(a) have been validly issued, are fully paid and non-assessable and are owned by the Borrower or another Subsidiary of the Borrower, free and clear of any Lien.

            (c) The Borrower has no obligation to capitalize any of its Subsidiaries.

            (d) A complete and correct list of all joint ventures in which the Borrower or any of its Subsidiaries, is a partner is set forth in
     Schedule 4.07(d).

     8 Liens. There are no Liens of any nature whatsoever on any properties of the Borrower or any of its Subsidiaries other than Permitted Liens.

     9  No Burdensome Restrictions; No Defaults.

            (a) Neither the Borrower nor any of its Subsidiaries is a party to or bound by any Contractual Obligation, or subject to any charter or corporate restriction or any Requirement of Law, which has any reasonable likelihood of having a Material Adverse Effect.

            (b) Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, has a reasonable likelihood of having a Material Adverse Effect.

            (c) No Default or Event of Default exists or would result from the incurring of any Obligations by the Borrower or any of its Subsidiaries.

     .9          Investment Company Act.  Neither the Borrower nor any of
its Subsidiaries is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of
1940,  as  amended.   The making of the Loans by  the  Banks  and  the
application of the proceeds and repayment thereof by the Borrower  and
the   consummation  of  the  transactions  contemplated  by  the  Loan
Documents will not violate any provision of such Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

     .10          Use of Proceeds; Margin Regulations.  No part of the
proceeds of any Loan will be used, and no Loan will otherwise be, in violation of Regulation G, T, U or X of the Federal Reserve Board.

     .11         Assets.

            (a) The Borrower and each of its Subsidiaries has good record and marketable title to all real property necessary or used in the ordinary conduct of its business, except for Permitted Liens and such defects in title as have no reasonable likelihood, individually or in the aggregate, of having a Material Adverse Effect.

            (b) The Borrower and each of its Subsidiaries owns or licenses or otherwise has the right to use all material licenses, permits, patents, trademarks, service marks, trade names, copyrights, franchises, authorizations and other intellectual property rights that are necessary for the operation of its business, without infringement of or conflict with the rights of any other Person with respect thereto, except for such infringements or conflicts as have no
     reasonable  likelihood of having a Material Adverse  Effect.   No
     material slogan or other advertising device, product, process, method or other material now employed, or now contemplated to be employed, by the Borrower or any of its Subsidiaries infringes upon or conflicts with any rights owned by any other Person except for such infringements or conflicts as have no reasonable likelihood, individually or in the aggregate, of having a Material Adverse Effect.

     .12         Labor Matters.  Except as disclosed in Schedule 4.13,
there are no strikes or other labor disputes pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which have any reasonable likelihood of having a Material Adverse Effect. No significant unfair labor practice complaint is pending or, to the knowledge of the Borrower, threatened, against the Borrower or any of its Subsidiaries before any Governmental Authority.

     .13         Environmental Matters.  Except as disclosed in Schedule
4.14:

            (a) the on-going operations of the Borrower and each of its Subsidiaries comply in all respects with all Environmental Laws except such non-compliance as has no reasonable likelihood of having a Material Adverse Effect;

            (b) the Borrower and each of its Subsidiaries have obtained all environmental, health and safety permits necessary or required for its operations, all such permits are in good standing, and the Borrower and each of its Subsidiaries is in compliance with all material terms and conditions of such permits;

            (c) none of the Borrower, any of its Subsidiaries or any of their present property or operations (or past property or operations) is subject to any outstanding written order from or agreement with any Governmental Authority nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Claim or Hazardous Material which, in each case, has any reasonable likelihood of having a Material Adverse Effect;

            (d) there are no conditions or circumstances associated with any property of the Borrower or any of its Subsidiaries formerly owned and operated by the Borrower or any of its Subsidiaries or any of their predecessors or with the former operations, including off-site disposal practices, of the Borrower or its Subsidiaries or their predecessors which may give rise to Environmental Claims which in the aggregate have any reasonable likelihood of having a Material Adverse Effect; and

            (e) there are no conditions or circumstances which may give rise to any Environmental Claim arising from the operations of the Borrower or its Subsidiaries, including Environmental Claims associated with any operations of the Borrower or its Subsidiaries, which have any reasonable likelihood of having a Material Adverse
     Effect.   In  addition, (i) neither the Borrower nor any  of  its
     Subsidiaries has any underground storage tanks (A) that are not properly permitted under applicable Environmental Laws or (B) that to the best of the Borrower's knowledge, are leaking or dispose of Hazardous Materials off-site and (ii) the Borrower and each of its Subsidiaries has notified all of its employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and under OSHA and all other Environmental Laws.

     .14         Completeness.  None of the representations or warranties
of the Borrower contained herein or in any other Loan Document or in any certificate or written statement furnished by or on behalf of the Borrower pursuant to the provisions of this Agreement or any other Loan Document contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they are made, not misleading. There is no fact known to the Borrower which the Borrower has not disclosed to the Banks which may have a Material Adverse Effect.

     .15         ERISA.

            (a) Neither the Borrower nor any member of its Controlled Group contributes to any Plan other than those set forth in Schedule 4.16.

            (b) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and any other applicable

     Federal or state law and rules and regulations promulgated thereunder. With respect to each Plan (other than a Multiemployer Plan) all material reports required under ERISA or any other applicable law or regulation to be filed with the relevant Governmental Authority, the failure of which to file could reasonably result in liability of the Borrower or any member of its Controlled Group in excess of $500,000 have been duly filed and all such reports are true and correct in all material respects as of the date given.

            (c) Except as set forth in Schedule 4.16, no Plan has been terminated nor has any accumulated funding deficiency (as defined in Section 412(a) of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code) nor has any funding waiver from the IRS been received or requested.

            (d) Neither the Borrower nor any member of its Controlled Group has failed to make any contribution or pay any amount due or owing as required by Section 412 of the Code or Section 302 of ERISA or the terms of any such Plan prior to the due date (including permissible extensions thereof) under Section 412 of the Code and
     Section 302 of ERISA.

            (e) There has been no ERISA Event or any event requiring disclosure under Section 4041(c)(3)(C), 4068(f), 4063(a) or 4043(b) of ERISA with respect to any Plan or trust of the Borrower or any member of its Controlled Group.

            (f) Except as set forth in Schedule 4.16, the value of the assets of each Plan (other than a Multiemployer Plan) equalled or exceeded the present value of the benefit liabilities, as defined in Title IV of ERISA, of each such Plan as of the most recent valuation date using Plan actuarial assumptions at such date.

            (g) There are no pending claims, lawsuits or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against, and neither the Borrower nor any member of its Controlled Group has knowledge of any threatened litigation or claims against, (i) the assets of any Plan or trust or against any fiduciary of a Plan with respect to the operation of such Plan which has any reasonable likelihood of having a Material Adverse Effect or (ii) the assets of any employee welfare benefit plan maintained by the Borrower or any member of its Controlled Group within the meaning of Section 3(1) of ERISA or against any fiduciary thereof with respect to the operation of any such Plan which has any reasonable likelihood of having a Material Adverse Effect.

            (h) Neither the Borrower nor any member of its Controlled
     Group has engaged in any prohibited transaction, within the meaning of
     Section 406 of ERISA or Section 4975 of the Code, in connection with any Plan.

            (i) Neither the Borrower nor any member of its Controlled Group (i) has incurred or reasonably expects to incur (A) any liability under Title IV of ERISA (other than premiums due under Section 4007 of ERISA to the PBGC) or (B) any withdrawal liability (and no event has occurred which with the giving of notice under Section 4219 of ERISA would result in such liability) under Section

     4201 of ERISA as a result of a complete or partial withdrawal (within the meaning of Section 4203 or 4205 of ERISA) from a Multiemployer Plan or (C) any liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA, or (ii) has withdrawn from any Multiemployer Plan.

            (j) Neither the Borrower nor any member of its Controlled Group nor any organization to which the Borrower or any member of its Controlled Group is a successor or parent corporation within the meaning of Section 4069(b) of ERISA has engaged in a transaction within the meaning of Section 4069 of ERISA.

            (k) Except as set forth in Schedule 4.16, neither the Borrower nor any member of its Controlled Group maintains or has established any welfare benefit plan within the meaning of Section 3(1) of ERISA which provides for (i) continuing benefits or coverage for any participant or any beneficiary of any participant after such participant's termination of employment except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and the regulations thereunder, and at the expense of the participant or the beneficiary of the participant, or (ii) retiree medical liabilities. The Borrower and each member of its Controlled Group which maintains a welfare benefit plan within the meaning of
     Section 3(1) of ERISA has complied with any applicable notice and continuation requirements of COBRA and the regulations thereunder, except where the failure to so comply could not result in the loss of a tax deduction or imposition of a tax or other penalty on the Borrower or any member of its Controlled Group.

     .16          Insurance.  The properties of the Borrower  and  its
Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar business and owning similar properties in localities where the Borrower and its Subsidiaries operate.

                         CONDITIONS PRECEDENT

     1 Conditions Precedent to Effectiveness. The effectiveness of this Agreement and the obligation of each Bank to make its first Committed Loan after the Restatement Date is subject to the condition that the Agent shall have received the following, each, unless specified below, dated the Restatement Date, in form and substance satisfactory to the Agent, each Bank and their respective counsel and (other than the promissory notes, if any) in sufficient copies for each Bank:

            (a) Credit Agreement and Notes. This Agreement executed by the Borrower, each Co-Agent, the Agent and each of the Banks and any promissory notes requested by the Banks pursuant to Section 2.05;

            (b) Board Resolutions; Approvals; Incumbency Certificates.

       (i) Copies of the resolutions of the Executive Committee of the Board of Directors of the Borrower approving and authorizing the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to be delivered hereunder, and authorizing the borrowing of the Loans, certified as of the

        Restatement Date by the Secretary or an Assistant Secretary of the Borrower; and

      (ii) A certificate of the Secretary or Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to execute and deliver this Agreement and all other Loan Documents to be delivered hereunder;

            (c) Articles of Incorporation; By-laws and Good Standing. Each of the following documents:

           (i) the articles or certificate of incorporation of the Borrower as in effect on the Restatement Date, certified by the Secretary of State of Delaware as of a recent date and by the Secretary or Assistant Secretary of the Borrower as of the Restatement Date and the by-laws of the Borrower as in effect on the Restatement Date, certified by the Secretary or Assistant Secretary of the Borrower as of the Restatement Date; and

         (ii) good standing certificates as of a recent date for the Borrower from the Secretaries of State of Arkansas, Delaware, North Carolina, Texas and Virginia;

            (d) Legal Opinion. A favorable opinion, dated the Restatement Date and addressed to the Agent and the Banks of Corporate Counsel of the Borrower and its Subsidiaries, in substantially the form of
     Exhibit 5.01 and as to such other matters as any Bank through the Agent may reasonably request (and the Borrower hereby instructs such counsel to deliver such opinion);

            (e) Certificate. A certificate signed by a Responsible Officer of the Borrower, dated as of the Restatement Date, stating that:

             (i) the representations and warranties contained in Article IV are true and correct on and as of such date, as though made on and as of such date;

            (ii) no Default or Event of Default exists or would result from the initial Borrowing hereunder; and

           (iii) there has occurred since October 1, 1994, no Material Adverse Effect; and

            (f) Other Documents. Such other approvals, opinions or documents as the Agent or any Bank may request.

     2  Additional Conditions Precedent to the First Committed
Borrowing after the Restatement Date. The obligation of each Bank to make its first Committed Loan after the Restatement Date is subject to the further conditions precedent that:

            (a) Fees, Costs and Expenses. The Borrower shall have paid all accrued and unpaid fees payable under the Original Agreement to the extent due and payable on or before the Restatement Date and shall also have paid all costs and expenses referred to in Section 10.04 (including legal fees and expenses and the allocated cost of in-house

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
     counsel) to the extent such costs and expenses are invoiced at least two Business Days prior to the Restatement Date.

            (b) Original Agreement. All loans outstanding under the Original Agreement shall be simultaneously repaid, prepaid or refinanced hereunder; provided, however, that any Existing Bid Loans outstanding under the Original Agreement on the Restatement Date shall remain outstanding under this Agreement as if the Existing Bid Loans were Bid Loans made hereunder.

            (c) Original Banks. Each bank which is a party to the Original Agreement but whose name does not appear on the signature pages hereof shall have consented to the amendment and restatement of the Original Agreement and confirmed that it will not be a party to this Agreement by executing and delivering a letter in the form of
     Exhibit 5.02 and each Bank not a party to the Original Agreement by signing this Agreement shall have become a Bank for all purposes of this Agreement.

     3 Conditions Precedent to All Borrowings. The obligation of each Bank to make any Loan (including its first Committed Loan and any Bid Loan as to which there has been an offer and acceptance of terms pursuant to Section 2.04) on or after the Restatement Date shall be subject to the further conditions precedent that:

            (a) Notice of Borrowing.  In the case of a Committed
     Borrowing, the Agent shall have received a Notice of Borrowing as required by Section 2.02.

            (b) Continuation of Representations and Warranties. The representations and warranties contained in Article IV and in each other Loan Document shall be true and correct on and as of the date of borrowing with the same effect as if made on and as of such date (except for representations and warranties expressly relating to an earlier date, in which case they shall be true and correct as of such earlier date).

            (c) No Existing Default. No Default or Event of Default shall exist and be continuing or shall result from the Loan being made on such date.

            (d) Other Assurances. The Agent shall have received such other approvals, opinions or documents as any Bank through the Agent may reasonably request related to the transactions contemplated hereby.

     Each Notice of Borrowing and Competitive Bid Request submitted by the Borrower hereunder shall constitute a representation and warranty by the Borrower hereunder, as of the date of each such notice, application or request and as of the date of each Borrowing relating thereto, that the conditions in this Section 5.03 are satisfied.

                         AFFIRMATIVE COVENANTS

      The Borrower covenants and agrees that as long as any Bank shall have any Commitment hereunder or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

     4 Compliance with Laws, Etc. The Borrower shall comply, and cause each of its Subsidiaries to comply, with all applicable Requirements of Law, except such as may be contested in good faith by appropriate proceedings and which has no reasonable likelihood of having a Material Adverse Effect.

     5  Use of Proceeds.  The Borrower shall use the proceeds of any Loan hereunder made on or after the Restatement Date to refinance Indebtedness outstanding under the Original Agreement and for working capital and other general corporate purposes (including capital expenditures and acquisitions and to support the issuance of commercial paper) not in contravention of any Requirement of Law and consistent with the representations and warranties contained herein; provided, however, that the proceeds of any Loan hereunder may not be used to finance the purchase or other acquisition of Stock in any Person if such purchase or acquisition is opposed by the board of directors of such Person.

     6 Payment of Obligations, Etc. The Borrower shall pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, all lawful claims and all taxes, assessments and governmental charges or levies unless the same are being contested in good faith by appropriate proceedings and adequate reserves therefor have been established on the books of the Borrower or one of its Subsidiaries in accordance with GAAP, provided all such non-payments, individually or in the aggregate, have no reasonable likelihood of having a Material Adverse Effect.

     7 Insurance. The Borrower shall maintain, and cause each of its Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

     8 Preservation of Corporate Existence, Etc. The Borrower shall preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises, except as permitted under Sections 7.05 and 7.07.

     9   Access.  The Borrower shall permit, and cause each of its
Subsidiaries to permit, representatives of the Agent or any Bank to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their directors, officers and independent public accountants and authorize those accountants to disclose to such Person any and all financial statements and other information of any kind, including copies of any management letter or the substance of any oral information that such accountants may have with respect to the business, financial and other affairs of the Borrower or any of its Subsidiaries, all at the expense of the Borrower and at such times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists, the Agent or any Bank may visit and inspect, at the expense of the Borrower, its records and properties at any time during business hours and without advance notice.

     10 Keeping of Books. The Borrower shall maintain, and cause each of its Subsidiaries to maintain, proper books of record and account, in which full and correct entries shall be made of all financial transactions and matters involving the assets and business of the Borrower and each of its Subsidiaries in accordance with GAAP.

     11 Maintenance of Properties. The Borrower shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties in good repair, working order and condition, and from time to time make or cause to be made all necessary and proper repairs, renewals, replacements and improvements so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 6.08 shall prevent the Borrower or any of its Subsidiaries from discontinuing the operation and the maintenance of any of its properties if such discontinuance is, in the opinion of the Borrower, desirable in the conduct of its business and has no reasonable likelihood of having a Material Adverse Effect.

     12 Financial Statements. The Borrower shall deliver to each Bank with a copy to the Agent, in form and details satisfactory to the Banks and the Agent:

            (a) as soon as available, but not later than 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a copy of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for such quarter and for the period commencing at the end of the previous fiscal year and ending on the last day of such quarter, which statements shall be certified by the Chief Financial Officer of the Borrower as being complete and correct and fairly presenting, in accordance with GAAP, the financial position and results of operation of the Borrower and its Subsidiaries;

            (b) as soon as available, but not later than 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal year, which statements shall be certified without qualification as to the scope of the audit by a nationally recognized independent public accounting firm and be accompanied by (i) a certificate of such accounting firm stating that such accounting firm has obtained no knowledge that a Default or an Event of Default has occurred and is continuing, or if such accounting firm has obtained such knowledge that a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and (ii) copies of any letters to the management of the Borrower from such accounting firm; and

            (c) at the same time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of the Chief Financial Officer of the Borrower (i) to the effect that no Default or Event of Default has occurred and is continuing (or, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and the action which the Borrower proposes to take with respect thereto) and (ii) a compliance certificate, in substantially the form of Exhibit 6.09, setting forth in reasonable detail the computations necessary to determine whether the Borrower was in compliance with the financial covenant set forth in Section 7.15, in each case reconciling any differences between the numbers used in such calculations and those used in the preparation of such financial statements.








     .17         Reporting Requirements.  The Borrower shall furnish to the
Agent (and the Agent shall promptly furnish to the Banks):

            (a) promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or other Governmental Authority affecting the Borrower or any of its Subsidiaries which, individually or in the aggregate, has any reasonable likelihood of having a Material Adverse Effect;

            (b) promptly but not later than three Business Days after the Borrower becomes aware of the existence of (i) any Default or Event of Default, (ii) any breach or non-performance of, or any default under, any Contractual Obligation to which the Borrower or any of its Subsidiaries is a party which has any reasonable likelihood of having a Material Adverse Effect, or (iii) any Material Adverse Effect or any event or other development which has a reasonable likelihood of having a Material Adverse Effect, notice by telephone or facsimile specifying the nature of such Default, Event of Default, breach, non-performance, default, Material Adverse Effect, event or development, including the anticipated effect thereof;

            (c) promptly after the sending or filing thereof, copies of all reports which the Borrower or any of its Subsidiaries sends to its security holders generally, and copies of all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

            (d) promptly after the creation or acquisition thereof, the name and jurisdiction of incorporation of each new Subsidiary of the Borrower;

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

            (e) promptly, but not later than five Business Days after the Borrower becomes aware of any change by Moody's or S&P in its Debt Rating, notice by telephone or facsimile of such change; and

            (f) such other information respecting the business, prospects, properties, operations or the condition, financial or otherwise, of the Borrower or any of its Subsidiaries as any Bank through the Agent may from time to time reasonably request.

     .18 Notices Regarding ERISA. Without limiting the generality of the notice provisions contained in Section 6.10, the Borrower shall furnish to the Agent:

            (a) promptly and in any event (i) within 30 days after the Borrower or any member of its Controlled Group knows or has reason to know that any ERISA Event described in clause (a) of the definition of ERISA Event or any event described in Section 4063(a) of ERISA with respect to any Plan, and (ii) within ten days after the Borrower or any member of its Controlled Group knows or has reason to know that any other ERISA Event with respect to any Plan has occurred or a request for a minimum funding waiver under Section 412 of the Code with respect to any Plan has been made, a statement of the Chief Financial Officer of the Borrower describing such ERISA Event and the action, if any, which the Borrower or such member of its Controlled Group proposes to take with respect thereto together with a copy of the notice of such ERISA Event or other event, if required by the applicable regulations under ERISA, given to the PBGC;

            (b) promptly and in any event within five Business Days after receipt thereof by the Borrower or any member of its Controlled Group from the PBGC, copies of each notice received by the Borrower or any such member of its Controlled Group of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

            (c) promptly and in any event within ten Business Days after receipt thereof, a copy of any correspondence the Borrower or any member of its Controlled Group receives from the Plan Sponsor (as defined by Section 4001(a)(10) of ERISA) of any Multiemployer Plan concerning potential withdrawal liability of the Borrower or any member of its Controlled Group pursuant to Section 4219 or 4202 of ERISA, and a statement from the Chief Financial Officer of the Borrower or such member of its Controlled Group setting forth details as to the events giving rise to such potential withdrawal liability and the action which the Borrower or such member of its Controlled Group proposes to take with respect thereto;

            (d) notification within 30 days of any material increase in the benefits under any existing Plan which is not a Multiemployer Plan, or the establishment of any new Plans, or the commencement of contributions to any Plan to which the Borrower or any member of its Controlled Group was not previously contributing;

            (e) notification within five Business Days after the Borrower or any member of its Controlled Group knows or has reason to know that the Borrower or any such member of its Controlled Group has or intends to file a notice of intent to terminate any Plan under a distress termination within the meaning of Section 4041(c) of ERISA and a copy of such notice; and

            (f) promptly after receipt of written notice of commencement thereof, notice of any action, suit and proceeding before any Governmental Authority affecting the Borrower or any member of its Controlled Group with respect to any Plan, except those which, in the aggregate, if adversely determined, could not have a Material Adverse Effect.

     .19         Employee Plans.

            (a) With respect to Plans other than a Multiemployer Plan, for each Plan intended to be qualified under Section 401(a) of the Code which is hereafter adopted or maintained by the Borrower or by any member of its Controlled Group, the Borrower shall or shall cause any such member of its Controlled Group to (i) seek and receive determination letters from the IRS to the effect that such Plan is qualified within the meaning of Section 401(a) of the Code; (ii) from and after the adoption of any such Plan, cause such Plan to be qualified within the meaning of Section 401(a) of the Code and to be administered in all material respects in accordance with the requirements of ERISA and Section 401(a) of the Code; (iii) make all required contributions by the due date (including permissible extensions) under Section 412 of the Code and Section 302 of ERISA; and (iv) not take any action which could reasonably be expected to cause such Plan not to be qualified within the meaning of Section 401(a) of the Code or not to be administered in all material respects in accordance with the requirements of ERISA and Section 401(a) of the Code.

            (b) With respect to each Multiemployer Plan, the Borrower and each member of its Controlled Group will make any contributions required by such Multiemployer Plan.

     .20         Environmental Compliance; Notice.  The Borrower shall, and cause each of its Subsidiaries to:

            (a) use and operate all of its facilities and properties in substantial compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, license and other authorizations relating to environmental matters in effect and remain in substantial compliance therewith, and handle all Hazardous Materials in substantial compliance with all applicable Environmental Laws;

            (b) promptly upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws, evaluate such claims, complaints, notices and inquiries and forward copies of (i) all such claims, complaints, notices and inquiries which individually have any reasonable likelihood of having a Material Adverse Effect and
     (ii) all such claims, complaints, notices and inquiries, arising from a single occurrence which together have any reasonable likelihood of having a Material Adverse Effect, and endeavor to promptly resolve all such actions and proceedings relating to compliance with Environmental Laws; and

            (c) provide such information and certifications which the Agent may reasonably request from time to time to evidence compliance with this Section 6.13.


                          NEGATIVE COVENANTS

      The Borrower hereby covenants and agrees that so as long as any Bank shall have any Commitment hereunder or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks shall waive compliance in writing:

     2 Limitations on Liens. The Borrower shall not create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

            (a) any Lien existing on the property of the Borrower or any of its Subsidiaries on the Restatement Date and set forth in Schedule
     7.01 and any extension, renewal and replacement of any such Lien; provided any such extension, renewal or replacement Lien is limited to the property or assets covered by the Lien extended, renewed or replaced and does not secure any Indebtedness in addition to that secured immediately prior to such extension, renewal and replacement;

            (b) any Lien created pursuant to any Loan Document;

            (c) Liens imposed by law, such as materialmen's, mechanics', warehousemen's, carriers', lessors' or vendors' Liens incurred by the Borrower or any of its Subsidiaries in the ordinary course of business which secure its payment obligations to any Person, provided (i) neither the Borrower nor any of its Subsidiaries is in default with respect to any payment obligation to such Person or is in good faith and by appropriate proceedings diligently contesting such obligation for which adequate reserves shall have been set aside on its books and
     (ii) such Liens have no reasonable likelihood of having, individually or in the aggregate, a Material Adverse Effect;

            (d) Liens for taxes, assessments or governmental charges or levies either not yet due and payable or to the extent that non-payment thereof shall be permitted by Section 6.03;

            (e) Liens on the property of the Borrower or any of its Subsidiaries incurred, or pledges and deposits made, in the ordinary course of business in connection with worker's compensation, unemployment insurance, old-age pensions and other social security benefits, other than in respect of employee plans subject to ERISA;

            (f) Liens on the property of the Borrower or any of its Subsidiaries securing (i) the performance of bids, tenders, statutory obligations, leases and contracts (other than for the repayment of borrowed money), (ii) obligations on surety and appeal bonds not exceeding in the aggregate $5,000,000 and (iii) other obligations of like nature incurred as an incident to and in the ordinary course of business, provided all such Liens in the aggregate have no reasonable likelihood (even if enforced) of having a Material Adverse Effect;

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
            (g) zoning restrictions, easements, licenses, reservations, restrictions on the use of real property or minor irregularities incident thereto which do not impair the value of any parcel of property material to the operation of the business of the Borrower and its Subsidiaries taken as a whole or the value of such property for the purpose of such business;

            (h) (i) purchase money liens or purchase money security interests (including in connection with capital leases) upon or in any property acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property and Liens existing on such property at the time of its acquisition (other than any such Lien created in contemplation of such acquisition) which Liens do not extend to any other property and do not secure Indebtedness exceeding the purchase price of such property;

   (i) Liens (including in connection with capital leases) securing Indebtedness of the Borrower or any of its Subsidiaries incurred to finance all or some of the cost of construction of property (or to refinance Indebtedness so incurred upon completion of such construction) which Liens do not extend to any other property except to the unimproved real property upon which such construction will occur; provided the Indebtedness secured by such Liens is not incurred more than 90 days after the later of the completion of construction or the commencement of full operation of such property; and

(ii) Liens on property in favor of any Governmental Authority to secure partial, progress, advance or other payments, or performance of any other obligations, pursuant to any contract or statute or to secure any Indebtedness of the Borrower or any of its Subsidiaries incurred for the purpose of financing all or any part of the purchase price or the cost of construction of property subject to Liens (including in connection with capital leases) securing Indebtedness of the pollution control or industrial or other revenue bond type and which Liens do not extend to any other property;

     provided, however, that the aggregate amount of Indebtedness secured by all Liens referred to in clauses (i), (ii) and (iii) of this paragraph (h) at any time outstanding, together with the Indebtedness secured by Liens permitted pursuant to paragraphs
     (i) and (l) below (and any extensions, renewals and refinancings of such Indebtedness) shall not, subject to the second proviso of paragraph (i) below, at any time exceed the Permitted Lien Basket;

      (i) Liens on assets of any corporation existing at the time such corporation becomes a Subsidiary of the Borrower or merges into or consolidates with the Borrower or any of its Subsidiaries, if such Liens (A) do not extend to any other property, (B) do not secure Indebtedness exceeding the fair market value of such property at the time such corporation becomes a Subsidiary of the Borrower or at the time of such merger or consolidation, and (C) were not created in contemplation of such corporation becoming a Subsidiary of the Borrower or of such merger or consolidation; provided, however, that the aggregate amount of Indebtedness secured by Liens referred to in this paragraph (i), together with the Indebtedness secured by Liens permitted pursuant to paragraph (h) above and paragraph (l) below (and any extensions, renewals and refinancings of such Indebtedness) shall not at any time exceed the Permitted Lien Basket; provided, further, however, that notwithstanding the foregoing limitation, the Borrower may incur, and permit its Subsidiaries to incur, Indebtedness secured by Liens referred to in this paragraph (i) which, when aggregated with the Indebtedness secured by Liens permitted pursuant to paragraph (h) above and paragraph (l) below, exceed the Permitted Lien Basket if, and only if, (x) such Indebtedness remains outstanding for a period of less than six months from the date on which such Indebtedness first exceeded the Permitted Lien Basket or (y) such Liens are released within six months;

            (j) the filing of financing statements in respect of accounts sold by the Borrower and its Subsidiaries pursuant to a receivables purchase transaction by the purchaser or purchasers from the Borrower and its Subsidiaries of such accounts;

            (k) judgment Liens created by or resulting from any litigation or legal proceeding if released or bonded within 60 days of the date of creation thereof (or such earlier date as may be required by Section 8.01(h)), unless such litigation shall have had a Material Adverse Effect; and

            (l) Liens securing other Indebtedness of the Borrower or any of its Subsidiaries not expressly permitted by paragraphs (a) through
     (k); provided, however, that the aggregate amount of Indebtedness secured by Liens permitted pursuant to paragraphs (h) and (i) above and pursuant to this paragraph (l) (and any extensions, renewals and refinancings of such Indebtedness) shall not, subject to the second proviso of paragraph (i) above, at any time exceed the Permitted Lien Basket.

     3 Limitation on Indebtedness. The Borrower shall not create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Indebtedness except:

            (a) the Loans and any other Indebtedness under this Agreement or any other Loan Document;

            (b) Indebtedness existing on the Restatement Date and set forth in Schedule 7.02, and any extension, renewal, refunding and refinancing thereof, provided that after giving effect to such extension, renewal, refunding or refinancing, (A) the principal amount thereof is not increased, (B) neither the tenor nor the remaining average life thereof is reduced and (C) the interest rate thereon is not increased; provided, however, that the industrial revenue bonds identified by an asterisk in Schedule 7.02 may be refinanced at an interest rate higher than the rate in effect immediately prior to such refinancing if such rate is not in excess of any rate of interest then payable in respect of the Loans (without taking into account any interest payable pursuant to Section 2.10);

            (c) Indebtedness of the Borrower to any of its wholly-owned Subsidiaries, of any Subsidiary of the Borrower to the Borrower or of any Subsidiary of the Borrower to another Subsidiary of the Borrower;
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
            (d) surety bonds and appeal bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of the Borrower or its Subsidiaries or in connection with judgments that do not result in a Default or an Event of Default;

            (e) trade debt (including Indebtedness for the purchase of farm products from contract growers and other similar suppliers but excluding Indebtedness for Borrowed Money) incurred by the Borrower or any of its Subsidiaries in the ordinary course of business in a manner and to an extent consistent with their past practices and necessary or desirable for the prudent operation of its businesses;

            (f) Indebtedness secured by Liens permitted pursuant to
     Section 7.01 subject to the limitations contained therein;

            (g) Indebtedness incurred in connection with the issuance of commercial paper; and

            (h) other present and future unsecured Indebtedness provided at the time of, and immediately after giving effect to, the incurrence of such Indebtedness, no condition or event shall exist which constitutes an Event of Default.

     4 Lease Obligations. The Borrower shall not create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligation for the payment of rent for any property under lease or agreement to lease having a term of one year or more, except

            (a) leases of the Borrower and its Subsidiaries in existence on the Restatement Date and any renewal or extension thereof;

            (b) operating leases in the ordinary course of business; and

            (c) subject to the limitations set forth in Section 7.01(h) capital leases entered into by the Borrower or any of its Subsidiaries after the Restatement Date in connection with sale-leaseback transactions; provided (i) immediately prior to giving effect to such lease, the property subject to such lease was sold by the Borrower or any such Subsidiary to the lessor pursuant to a transaction permitted under Section 7.07 and (ii) no Event of Default exists or would occur as a result of such sale and subsequent lease.

     5  Restricted Payments.  The Borrower shall not:

            (a) declare or make, or permit any of its Subsidiaries to declare or make, any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of its Stock other than (i) dividends paid by any wholly-owned Subsidiary of the Borrower to the Borrower or any other wholly-owned Subsidiary of the Borrower; (ii) distributions of shares of common stock of the Borrower to its management as executive compensation and in connection with management incentive plans; (iii) dividends or distributions payable solely in additional common Stock of the Borrower; and (iv) other dividends to the shareholders of the Borrower, provided at the time of, and immediately after giving effect to, the payment of such dividends pursuant to this paragraph (a)(iv), no condition or event shall exist which constitutes an Event of Default; or
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
            (b) purchase, redeem, or otherwise acquire for value or make any payment in respect of any of its Stock now or hereafter outstanding (or permit any of its Subsidiaries to do so) except (i) purchases in the open market to fund the Borrower's stock option plans, employee stock purchase plans, 401(k) plans and other similar plans consistent with the past practices of the Borrower; (ii) the redemption or purchase by any wholly-owned Subsidiary of the Borrower of any of its Stock owned by another wholly-owned Subsidiary of the Borrower and (iii) the purchase, redemption and other acquisition of any of its or such Subsidiary's Stock, provided at the time of, and immediately after giving effect to, such purchase, redemption or other acquisition pursuant to this paragraph (b)(iii), no condition or event shall exist which constitutes an Event of Default.

     6 Mergers, Etc. The Borrower shall not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or, except as permitted pursuant to Section
7.06 or Section 7.09, acquire all or substantially all of the Stock of any Person, or acquire all or substantially all of the assets of any Person (other than live inventory) or enter into any joint venture or partnership with, any Person, or permit any of its Subsidiaries to do so; provided, however, that:

            (a) the Borrower may merge with a wholly-owned Subsidiary of the Borrower so long as (i) the Borrower is the surviving corporation and (ii) at the time of, and immediately after giving effect to, such merger, no condition or event shall exist which constitutes an Event of Default;

            (b) any wholly-owned direct or indirect Subsidiary of the Borrower may merge with or into any other wholly-owned direct or indirect Subsidiary of the Borrower or acquire Stock of any other wholly-owned direct or indirect Subsidiary of the Borrower;

            (c) the Borrower or any Subsidiary of the Borrower may acquire all or substantially all of the Stock or all or substantially all of the assets of any Person, provided at the time of, and immediately after giving effect to such acquisition, no condition or event shall exist which constitutes an Event of Default; and

            (d) any Subsidiary of the Borrower may merge with any other corporation permitted to be acquired pursuant to paragraph (c) above, provided (i) at the time of, and immediately after giving effect to, such merger, no condition or event shall exist which constitutes an Event of Default and (ii) and after such merger, the surviving corporation is a Subsidiary of the Borrower.

     7 Investments in Other Persons. The Borrower shall not make, or permit any of its Subsidiaries to make, any loan or advance to any Person (other than accounts receivable created in the ordinary course of business); or, except as permitted under Section 7.04 or 7.05, purchase or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, any Stock or other equity interest or Indebtedness of any Person, or make, or permit any of its Subsidiaries to make, any capital contribution to, or otherwise invest in, any Person, except:

            (a) Permitted Investments;

            (b) loans or advances made by the Borrower or any of its Subsidiaries to (i) employees of the Borrower or any of such Subsidiaries in the ordinary course of business in a manner consistent with past practices and (ii) joint ventures and partnerships in which the Borrower is a partner, provided at the time of, and immediately after giving effect to, such loans or advances, no condition or event shall exist which constitutes an Event of Default;

            (c) loans or advances or other credit support, including the procurement of letters of credit for its account, made by the Borrower or any of its Subsidiaries (in addition to those permitted under paragraph (b) above) to any Person; provided, however, that the aggregate amount of all investments pursuant to this paragraph (c) shall not at any time exceed 15% of the consolidated Net Worth of the Borrower;

            (d) investments in Stock or other joint ventures and partnerships (including through mergers and consolidations), provided at the time of, and immediately after giving effect to, such investments, no condition or event shall exist which constitutes an Event of Default;

            (e) the organization or acquisition by the Borrower or any of
     its   wholly-owned  Subsidiaries  of  one  or  more  wholly-owned
     Subsidiaries;

            (f) the acquisition by the Borrower or any of its wholly-owned Subsidiaries of Stock permitted to be issued pursuant to Section 7.09; and

            (g) intercompany Indebtedness permitted pursuant to Section
     7.02(d).

     8 Assets. The Borrower shall not sell, assign, transfer or otherwise dispose of any of its assets, or permit any of its Subsidiaries to sell, assign, transfer or otherwise dispose of any of its assets, except:
            (a) the sale or disposition of inventory and farm products in the ordinary course of business;
            (b) the sale or disposition in the ordinary course of business of any assets which have become obsolete or surplus to the business of the Borrower or any of its Subsidiaries, or has no remaining useful life, in each case as reasonably determined in good faith by the Borrower or such Subsidiary, as the case may be;
            (c) the periodic sales to third parties of live inventory and related products and services under grow out contracts;
            (d) Permitted Dispositions;

            (e) the sale or disposition of Permitted Investments; and

            (f) the sale of accounts or other receivables for not less than the fair value thereof by the Borrower and its Subsidiaries, without recourse, in connection with a receivables purchase transaction.

     9  Change in Nature of Business.  The Borrower shall not:

            (a) engage in any business other than the production, marketing and distribution of food products and any related food or agricultural products, processes or business; or

            (b) permit any of its Subsidiaries to make any material change in the nature of its business as carried on at the date hereof except as permitted under Section 7.05 or enter into any new business.

     10  Capital Structure.  The Borrower shall not:

            (a) make, or, except as permitted by Section 7.05, permit any of its Subsidiaries to make, any changes in its capital structure (including in the terms of its outstanding Stock), amend their certificate of incorporation or by-laws, or make any changes in any of its business objectives, purposes or operations if such change has a reasonable likelihood of having a Material Adverse Effect; or

            (b) permit any of its Subsidiaries to issue any Stock (other than directors' qualifying shares) other than to the Borrower or any wholly-owned Subsidiary of the Borrower, except if (i) after giving effect to such issuance, such Subsidiary is still a Subsidiary of the Borrower; (ii) such issuance has no reasonable likelihood of having a Material Adverse Effect; and (iii) at the time of, and immediately after giving effect to such issuance, there shall exist no condition or event which constitutes an Event of Default.

     .21         Transactions with Affiliates, Etc. The Borrower shall not:

            (a) enter into or be a party to, or permit any of its Subsidiaries to enter into or be a party to, any transaction with any Affiliate of the Borrower or any such Subsidiary except (i) as otherwise expressly permitted herein or (ii) in the ordinary course of business, to the extent consistent with past practices, so long as any such transaction individually and in the aggregate with other such transactions has no reasonable likelihood of having a Material Adverse Effect;

            (b) enter into, or permit any of its Subsidiaries to enter into, any contract or other agreement or arrangement for employment of an executive officer other than in the ordinary course of business, or enter into, or permit any of its Subsidiaries to enter into, any contract or other obligation for the payment of management fees by the Borrower or any of its Subsidiaries, except for the intercompany allocation of general administrative costs and other expenses consistent with past practices; or

            (c) enter into, or permit any of its Subsidiaries to enter into, any agreement that prohibits, limits or restricts any repayment of loans or advances or other distributions to the Borrower by any of its respective Subsidiaries, or that restricts any such Subsidiary's ability to declare or make any dividend payment or other distribution on account of any shares of any class of its capital stock or on its ability to acquire or make a payment in respect thereof.

     .22         Accounting Changes.  The Borrower shall not make,  or
permit any of its Subsidiaries to make, any significant change in accounting treatment and reporting practices except as required by GAAP, the IRS or the Securities and Exchange Commission; provided, however, that if any such changes are so required to be made within a certain period of time only, such changes may, in the discretion of the Borrower, be made at any time during such period.

     .23          Margin Regulations.  The Borrower shall not use  the
proceeds of any Loan in violation of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

     .24         Compliance with ERISA.  The Borrower shall not, directly
or indirectly, permit any member of the Controlled Group of the Borrower to, directly or indirectly:

            (a) terminate any Plan so as to result in any material liability (in the opinion of the Majority Banks exercised reasonably) to the Borrower or any member of its Controlled Group;

            (b) permit to exist any ERISA Event, or any other event or condition which presents the risk of a material liability (in the opinion of the Majority Banks exercised reasonably) of the Borrower or any member of its Controlled Group;

            (c) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan so as to result in any material liability (in the opinion of the Majority Banks exercised reasonably) to the Borrower or any member of its Controlled Group;

            (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder except in the ordinary course of business consistent with past practice which has any reasonable likelihood of resulting in material liability to the Borrower or any member of its Controlled Group; or

            (e) permit the present value of all benefit liabilities, as defined in Title IV of ERISA, under each Plan of the Borrower or any member of its Controlled Group (using each Plan's actuarial assumptions upon termination of such Plan) to materially (in the opinion of the Majority Banks exercised reasonably) exceed the fair market value of Plan assets allocable to such benefits all determined as of the most recent valuation date for each such Plan.

     .25         Speculative Transactions  The Borrower shall not engage or permit any of its Subsidiaries to engage in any transaction involving commodity options or futures contracts other than in the ordinary course of business consistent with past transactions.

     .26         Debt Ratio.  The Borrower shall not permit at any time the
Debt Ratio to be greater than .65 to 1.

                           EVENTS OF DEFAULT

     1 Events of Default. The term "Event of Default" shall mean any of the events set forth in this Section 8.01.
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
            (a) Non-Payment. The Borrower shall (i) fail to pay when and as required to be paid herein, any amount of principal of any Loan or any amount of interest on any Bid Loan; or (ii) fail to pay within three Business Days after the same shall become due and payable, any other interest or any fee or other amount payable hereunder or under any other Loan Document or any other Obligation;

            (b) Representations and Warranties. Any representation or warranty made by the Borrower in this Agreement or in any other Loan Document, or which is contained in any certificate, document or financial or other statement delivered at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect or untrue in any material respect when made or deemed made;

            (c) Specific Defaults. The Borrower shall fail to perform or observe any term, covenant or agreement contained in Article VII or
     Section 6.02, 6.04 (but only to the extent such failure could have a Material Adverse Effect), 6.05, 6.06, 6.10(b) or 6.10(e);

            (d) Other Defaults. The Borrower shall fail to perform or observe any other term or covenant contained in this Agreement (including Section 6.04 to the extent not covered by paragraph (c) above) or any other Loan Document, and such Default shall continue unremedied for a period of 15 days after the date upon which written notice thereof shall have been given to the Borrower by the Agent;

            (e) Default under Other Agreements. Any default shall occur under any Indebtedness of the Borrower (other than under this Agreement) or any of its Subsidiaries (other than Trasgo, S.A. de C.V., a Mexican Subsidiary of the Borrower) having an aggregate outstanding principal amount of $10,000,000 or more or under one or more Interest Rate Contracts of the Borrower or any of its Subsidiaries resulting in aggregate net obligations of $10,000,000 or more and such default shall:

                (i) consist of the failure to pay any Indebtedness when due (whether at scheduled maturity, by required prepayment, acceleration, demand or otherwise) after giving effect to any applicable grace or notice period; or

               (ii) result in, or continue unremedied for a period of time sufficient to permit, the acceleration of such Indebtedness or the early termination of such Interest Rate Contract;

            (f) Bankruptcy or Insolvency. The Borrower or any of its Subsidiaries shall:

             (i) cease to be Solvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due;

            (ii)  commence an Insolvency Proceeding;

           (iii) voluntarily cease to conduct its business in the ordinary course; or

           (iv) take any action to effectuate or authorize any of the foregoing;
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
            (g) Involuntary Proceedings.

            (i) An involuntary Insolvency Proceeding shall be commenced against the Borrower or any of its Subsidiaries or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the Borrower's, or any of its Subsidiaries' properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy;

           (ii) the Borrower or any of its Subsidiaries shall admit in writing the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-United States law) against the Borrower or such Subsidiary is ordered in any Insolvency Proceeding; or

       (iii) the Borrower or any of its Subsidiaries shall acquiesce in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor) or other similar Person for itself or a substantial portion of its property or business;

            (h) Monetary Judgments. One or more judgments, orders or decrees for the payment of money exceeding in the aggregate $10,000,000 (not fully covered by insurance) shall be rendered against the Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been initiated by any creditor upon such judgment or order or (ii) such judgment or order shall continue unsatisfied, unvacated or unstayed for a period of 20 days;

            (i) Non-Monetary Judgments. Any non-monetary judgment, order or decree shall be rendered against the Borrower or any of its Subsidiaries which does or has a reasonable likelihood of having a Material Adverse Effect and either (A) enforcement proceedings shall have been initiated by any Person upon such judgment or order or (B) there shall be any period of ten consecutive days during which a stay of enforcement of such judgment, order or decree, by reason of a pending appeal or otherwise, shall not be in effect;

            (j) ERISA.  With respect to any Plan:

             (i) the Borrower, any member of its Controlled Group or any other party-in-interest or disqualified Person shall engage in transactions which in the aggregate have a reasonable likelihood of resulting in a direct or indirect liability to the Borrower or any member of its Controlled Group in excess of $10,000,000 under Section 409 or 502 of ERISA or Section 4975 of the Code;

            (ii) the Borrower or any member of its Controlled Group shall incur any accumulated funding deficiency, as defined in Section 412 of the Code, in the aggregate in excess of $10,000,000, or request a funding waiver from the IRS for contributions in the aggregate in excess of $10,000,000;

           (iii) the Borrower or any member of its Controlled Group shall incur any withdrawal liability in the aggregate in excess of

        $10,000,000 as a result of a complete or partial withdrawal from a Multiemployer Plan within the meaning of Section 4203 or 4205 of ERISA;

            (iv) the Borrower or any member of its Controlled Group shall fail to make a required contribution by the due date (including any permissible extensions) under Section 412 of the Code or Section 302 of ERISA which would result in the imposition of a Lien under Section 412 of the Code or Section 302 of ERISA;

            (v) the Borrower, any member of its Controlled Group or any Plan sponsor shall notify the PBGC of an intent to terminate in a distressed termination, or the PBGC shall institute proceedings to terminate, a Plan;

           (vi) a Reportable Event shall occur with respect to a Plan, and within 15 days after the reporting of such Reportable Event to the Majority Banks, the Majority Banks shall have notified the Borrower in writing that (A) they have made a determination that, on the basis of such Reportable Event, there are reasonable grounds for the termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan and (B) as a result thereof a Default or an Event of Default shall occur hereunder;

          (vii) a trustee shall be appointed by a court of competent jurisdiction to administer any Plan or the assets thereof;

         (viii) the benefits of any Plan shall be increased (other than in the ordinary course of business consistent with past practice), or the Borrower or any member of its Controlled Group shall begin to maintain, or begin to contribute to, any Plan, without the prior written consent of the Majority Banks; or

          (ix) any ERISA Event with respect to a Plan shall have occurred, and 30 days thereafter (A) such ERISA Event shall not have been corrected and (B) the then present value of such Plan's benefit liabilities, as defined in Title IV of ERISA, shall exceed the then current value of assets accumulated in such Plan;

     provided, however, that the events listed in clauses (v)-(ix) of this paragraph (j) shall constitute Events of Default only if, as of the date thereof or any subsequent date, the maximum amount of liability the Borrower or any member of its Controlled Group could incur in the aggregate under Section 4062, 4063, 4064, 4219 or 4243 of ERISA or any other provision of law with respect to all such Plans, computed by the actuary of the Plan taking into account any applicable rules and regulations of the PBGC at such time, and based on the actuarial assumptions used by the Plan, resulting from or otherwise associated with such event exceeds $10,000,000; or

            (k) Change in Control. Mr. Don Tyson, the Tyson Limited Partnership and "members of the same family" of Mr. Don Tyson as defined in Section 447(e) of the Code shall cease to have at least 51% of the total combined voting power of the outstanding Stock of the Borrower.

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
     2 Remedies. If any Event of Default shall have occurred and be continuing, the Agent shall at the request of, or may with the consent of, the Majority Banks:

            (a) declare the Commitment of each Bank to be terminated, whereupon such Commitment shall forthwith be terminated; and/or

            (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon and all other Obligations payable hereunder or under any other Loan Document to be immediately due and payable, whereupon the Loans, all such interest and all such Obligations shall become and be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

provided, however, that upon the occurrence of any event specified  in
Section 8.01(f) or (g) with respect to the Borrower, the Commitment of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest accrued thereon and all other Obligations shall automatically become due and payable without further action of the Agent or any Bank. If any Event of Default shall occur and be continuing under Section 8.01(a) due to the Borrower's failure to pay any amount of principal on or interest of any Bid Loan, the Bank having made such Bid Loan may send a written request to the Agent to obtain approval of the Majority Banks to terminate the Commitments and, if such approval is not obtained within ten Business Days after the date such request is received, the affected Bank (or assignee) may commence enforcement of such default by any and all legal means.

     3 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                               THE AGENT

     4 Appointment. Each Bank hereby irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement or any other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities except those expressly set forth herein or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

     5  Delegation of Duties.  The Agent may execute any of its duties under this Agreement and any other Loan Document by or through employees, agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.
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
     6 Liability of Agent. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the
Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value of any collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

     7  Reliance by Agent.

            (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, facsimile or telex message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon any advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request from or the consent of the Majority Banks and such request or consent and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Loans or any portion thereof.

            (b) For purposes of determining compliance with the conditions specified in Sections 5.01 and 5.02, each Bank shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Banks unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Bank prior to the initial Borrowing after the Restatement Date specifying its objection thereto and either such objection shall not have been withdrawn by notice to the Agent to that effect or such Bank shall not have made available to the Agent such Bank's Percentage Share of such Borrowing.


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
     8 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to payment defaults, unless the Agent shall have received notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Majority Banks in accordance with Article VIII; provided however, that unless and until the Agent shall have received any such request from the Majority Banks, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

     9 Credit Decision. Each Bank expressly acknowledges that neither the Agent nor any of its Affiliates nor any officer, director, employee, agent, attorney-in-fact of any of them has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, properties, operations or condition, financial or otherwise, and creditworthiness of the Borrower and made its own decision to enter into this Agreement and extend credit to the Borrower hereunder. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigations as it deems necessary to inform itself as to the business, prospects, properties, operations or condition, financial or otherwise, and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, properties, operations or condition, financial or otherwise, and creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     10  Indemnification.  The Banks agree to indemnify the Agent
(to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Percentage Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time after the repayment of the Loans and all other Obligations) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any documents contemplated by or referred to herein or therein or the

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
transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided however, that no Bank shall be liable for the payment to the Agent of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including fees and expenses of counsel and the allocated cost of in-house counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal advice in respect of its or the Banks' rights or responsibilities under, this Agreement, any other Loan Document or any document contemplated by or referred to herein or therein to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower.

     11 Agent in Individual Capacity. Bank of America and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and its Subsidiaries as though Bank of America were not the Agent hereunder. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include Bank of America in its individual capacity.

     12  Successor Agent.  The Agent may resign at any time by
giving written notice thereof to the Banks and the Borrower and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent which shall be a commercial bank organized or chartered under the laws of the United States of America or of any State thereof and having combined capital and surplus of at least $500,000,000. If no successor Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 days after the notice of resignation or the removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, with the consent of the Borrower, which shall not be unreasonably withheld, appoint a successor Agent which shall be a commercial bank organized or chartered under the laws of the United
States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.





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
                             MISCELLANEOUS

     13 Notices, Etc. All notices, requests and other communications provided to any party under this Agreement shall, unless otherwise expressly specified herein, be in writing (including by telex or by facsimile) and mailed by overnight delivery, telexed, transmitted by facsimile or delivered: if to the Borrower, to its address specified on the signature pages hereof; if to any Bank, to its Domestic Lending Office; and if to the Agent, to its address specified on the signature pages hereof; or, as to the Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall be effective, if telexed, when confirmed by telex answerback, if transmitted by facsimile, when transmitted by facsimile and confirmed by telephone or facsimile, or, if mailed by overnight delivery or delivered, upon delivery, except that notices and communications to the Agent pursuant to Article II or IX shall not be effective until received by the Agent.

     14 Amendments, Etc. No amendment or waiver of any provision of this Agreement or of any other Loan Document, and no consent to any departure by the Borrower herefrom or therefrom, shall in any event be effective unless the same shall be in writing, acknowledged by the Agent and signed or consented to by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following:

            (a) increase the Commitments of the Banks (other than by assignment) or subject the Banks to any additional monetary obligation;

            (b) reduce the principal of, or interest (other than any default interest payable pursuant to Section 2.10) on, the Committed Loans or any fees payable hereunder;

            (c) extend the Final Maturity Date or any date fixed for any payment of interest on, the Committed Loans or any fees payable hereunder;

            (d) change the percentage of the Commitments or the percentage of the aggregate unpaid principal amount of the Loans which shall be required for the Banks or any of them to take any action hereunder;
            (e) amend this Section 10.02; or
            (f) amend or waive the provisions of Section 5.01 or 5.02.

     15  No Waiver; Remedies.  No failure on the part of any Bank or the Agent to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

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
     16  Costs and Expenses.  The Borrower agrees to pay on demand:

            (a) all costs and expenses incurred by the Agent in connection
     with   the   preparation,  execution,  delivery,  administration,
     modification and amendment of this Agreement or any other Loan Document or any other document to be delivered hereunder or thereunder or in connection with the transactions contemplated hereby or thereby, or with respect to advising the Agent as to its rights and responsibilities under the Loan Documents, including the reasonable fees and out-of-pocket expenses of counsel for the Agent (including the allocated cost of in-house counsel);

            (b) all costs and expenses incurred by the Agent or any Bank in connection with the enforcement or preservation of any rights under this Agreement or any other Loan Document or in connection with any restructuring or "work-out" (whether through negotiations, legal proceedings or otherwise), including the reasonable fees and out-of-pocket expenses of counsel for the Agent or such Bank (including the allocated cost of in-house counsel); and

            (c) all costs and expenses of the Agent incurred in connection with due diligence, transportation, use of computers, duplication, appraisals, surveys, audits, insurance, consultants and search reports and all filing and recording fees and title insurance premiums.

     17  Indemnity.

            (a) The Borrower agrees to indemnify, defend, reimburse and hold harmless the Agent, each Bank and each of their Affiliates, and each of their respective directors, officers, employees, agents and advisors (each, an "Indemnified Party") from and against all claims, actions, proceedings, suits, damages, losses, liabilities, costs and expenses, including the reasonable fees and out-of-pocket expenses of counsel (including the allocated cost of in-house counsel) which may be incurred by or asserted against any Indemnified Party in connection with, or arising out of, or relating to (i) any transaction or proposed transaction (whether or not consummated) financed or to be financed, in whole or in part, directly or indirectly, with the proceeds of any Borrowing or otherwise contemplated in this Agreement;
     (ii) the entering into and performance of this Agreement and any other Loan Document by the Agent or any Bank or any action or omission of the Borrower in connection therewith; or (iii) any investigation, litigation, suit, action or proceeding (regardless of whether an Indemnified Party is a party thereto) which relates to any of the foregoing or to any Environmental Claim, unless and to the extent such claim, action, proceeding, suit, damage, loss, liability, cost or expense was solely attributable to such Indemnified Party's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

            (b) The Agent and each Bank agree that in the event that any investigation, litigation, suit, action or proceeding is asserted or threatened in writing or instituted against it or any other Indemnified Party, or any remedial, removal or response action is requested of it or any other Indemnified Party, for which the Agent or any Bank may desire indemnity or defense hereunder, the Agent or such Bank shall promptly notify the Borrower in writing.

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
            (c) The Borrower at the request of the Agent or any Bank shall have the obligation to defend against such investigation, litigation, suit, action or proceeding or requested remedial, removal or response action, and the Agent, in any event, may participate in the defense thereof with legal counsel of the Agent's choice. In the event that the Agent or any Bank requests the Borrower to defend against such investigation, litigation, suit, action or proceeding or requested remedial, removal or response action, the Borrower shall promptly do so and the Agent or the affected Bank shall have the right to have legal counsel of its choice participate in such defense. No action taken by legal counsel chosen by the Agent or any Bank in defending against any such investigation, litigation, suit, action or proceeding or requested remedial, removal or response action shall vitiate or any way impair the Borrower's obligations and duties hereunder to indemnify and hold harmless any Indemnified Party.

     18   Right of Set-off.  Upon the occurrence and during the
continuation of any Event of Default, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the Obligations, whether or not such Bank shall have made any demand under this Agreement. Each Bank agrees promptly to notify the Borrower after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this
Section 10.06 are in addition to any other rights and remedies (including other rights of set-off) which such Bank may have.

     19 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and each Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein without the prior written consent of all the Banks.

     20  Assignments, Participations Etc.

            (a) (i) Each Bank may, with the prior written approval of the Borrower and the Agent, assign to one or more Eligible Assignees, which approvals will not be unreasonably withheld, and (ii) each Bank may, without the consent of the Borrower or the Agent, assign to any of its wholly-owned Subsidiaries which is an Eligible Assignee or to any other Bank, other than a Bank replaced pursuant to Section 3.14(b), (each such Person, an "Assignee"), all or any fraction of its Committed Loans, if any, owed to it and its Commitment in a minimum amount of $10,000,000; provided, however, that the Borrower shall not, as a result of an assignment by any Bank to any of its wholly-owned Subsidiaries incur any increased liability for Taxes and Other Taxes pursuant to Section 3.05.

            (b) No assignment shall become effective, and the Borrower and the Agent shall be entitled to continue to deal solely and directly with each Bank in connection with the interests so assigned by such Bank to an Assignee, until (i) written notice of such assignment, together with an agreement to be bound, payment instructions, addresses and related information with respect to such Assignee, shall have been given to the Borrower and the Agent by such Bank and such Assignee, in substantially the form of Exhibit 10.08 (a "Notice of Assignment"), and such Bank and such Assignee shall have executed in connection therewith an Assignment and Assumption Agreement in substantially the form of Attachment A to such Notice of Assignment,
     (ii) a processing fee in the amount of $1,000 shall have been paid to the Agent by the assignor Bank or the Assignee, and (iii) either (A) five Business Days shall have elapsed after receipt by the Agent of the items referred to in clauses (i) and (ii) or (B) if earlier, the Agent shall have notified the assignor Bank and the Assignee of its receipt of the items mentioned in clauses (i) and (ii) and that it has acknowledged the assignment by countersigning the Notice of Assignment.

            (c) From and after the effective date of any assignment, (i) the Assignee thereunder shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned to such Assignee by the assignor Bank, shall have the rights and obligations of a Bank hereunder and under each other Loan Document, and (ii) the assignor Bank, to the extent that rights and obligations hereunder have been assigned by it to the Assignee, shall be released from its obligations hereunder and under the each other Loan Document.

            (d) Any Bank may at any time sell to one or more banks or other Persons (each of such Persons being herein called a "Participant") participating interests in any of the Loans, its Commitment or any other interest of such Bank hereunder; provided, however, that

       (i) no participation contemplated in this Section 10.08 shall relieve such Bank from its Commitment or its other obligations hereunder or under any other Loan Document;

      (ii) such Bank shall remain solely responsible for the performance of its Commitment and such other obligations;

     (iii) the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement; and

      (iv) no Participant, unless such Participant is itself a Bank, shall be entitled to require such Bank to take or refrain from taking any action hereunder or under any other Loan Document, except that such Bank may agree with any Participant that such Bank will not, without such Participant's consent, approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the proviso to
        Section 10.02.

     The Borrower acknowledges and agrees that each Participant, for purposes of Sections 3.05, 3.06, 3.08, 3.10, 3.11 or 10.06 shall be considered a Bank; provided, however, that, for purposes of Sections 3.05, 3.08, 3.10 and 3.11, no Participant shall be entitled to receive any payment or compensation in excess of that to which such Participant's selling Bank would be entitled with respect to the amount of such Participant's participation interests if such Bank had not sold such participation interests.

            (e) Notwithstanding any other provision of this Agreement, nothing contained in this Agreement shall prevent any Bank from pledging or assigning its interest in the Loans to a Federal Reserve Bank in the Federal Reserve System of the United States of America in accordance with applicable law; provided, however, that no such pledge or assignment shall release any Bank from its obligations hereunder.

     21   Confidentiality.  Each Bank agrees to take normal and
reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to it by the Borrower or by the Agent on the Borrower's behalf in connection with this Agreement or any other Loan Document and agrees and undertakes that neither it nor any of its Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement. Any Bank may disclose such information (a) at the request of any bank regulatory authority or in connection with an examination of such Bank by any such authority; (b) pursuant to subpoena or other court process; (c) when required to do so in accordance with the provisions of any applicable law; (d) at the express direction of any agency of any State of the United States of America or of any other jurisdiction in which such Bank conducts its business; and (e) to such Bank's affiliates, independent auditors, counsel and other professional advisors. Notwithstanding the foregoing, the Borrower authorizes each Bank to disclose to any Participant or Assignee and any prospective Participant and Assignee such financial and other information in such Bank's possession concerning the Borrower or its Subsidiaries which has been delivered to the Banks pursuant to this Agreement or any other Loan Document or which has been delivered to the Banks by the Borrower in connection with the Banks' credit evaluation of the Borrower prior to entering into this Agreement; provided, however, that such Participant or Assignee or prospective Participant or Assignee agrees in writing to such Bank to keep such information confidential to the same extent required of the Banks hereunder.

     .27         Survival.  The obligations of the Borrower under Sections
3.05, 3.08, 3.10, 3.11, 3.12, 10.04 and 10.05, and the obligations  of the Banks under Sections 3.05(h) and 9.07, shall in each case survive repayment or purchase of the Loans or any termination of this Agreement and the Commitments. The representations and warranties made by the Borrower in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each other Loan Document.

     .28         Headings.  The various headings of this Agreement are
inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof or thereof.

     .29         Governing Law and Jurisdiction.

            (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK; and

            (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.

     .30         Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     .31         Entire Agreement.  THIS AGREEMENT EMBODIES THE ENTIRE
AGREEMENT AND UNDERSTANDING AMONG THE BORROWER, THE BANKS AND THE AGENT, AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS RELATING TO THE SUBJECT MATTER HEREOF EXCEPT FOR THE FEE LETTER AND ANY PRIOR ARRANGEMENTS MADE WITH RESPECT TO THE PAYMENT BY THE BORROWER OF (OR ANY INDEMNIFICATION FOR) ANY FEES, COSTS OR EXPENSES PAYABLE TO OR INCURRED (OR TO BE INCURRED) BY OR ON BEHALF OF THE AGENT OR THE BANKS.

     .32          Waiver of Jury Trial.  THE AGENT, THE BANKS AND  THE
BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE BANKS OR THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE BANKS TO ENTER INTO THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                              TYSON FOODS, INC.


                              By: /s/ Gerald Johnston
                              Title: Executive Vice President,
                                     Finance

                              Address for notices:
                              2210 West Oaklawn Drive
                              Springdale, Arkansas  72764
                              Attention:  Gerald Johnston
                              Facsimile No.:  (501) 290-4028


                              BANK OF AMERICA NATIONAL TRUST
                                AND SAVINGS ASSOCIATION,
                              as Agent


                              By: /s/ Frank H. Woo
                              Title: Assistant Vice President

                              Address for notices:
                              Agency Management Services #5596
                              1455 Market Street
                              12th Floor
                              San Francisco, California  94103
                              Attention:  Frank H. Woo
                              Telex No.:  372-6050
                              Answerback:  BAGASFO
                              Facsimile No.:  (415) 622-4894

                              Address for payments:
                              ABA #121-000-3585F
                              Attention:  Agency Management
                                   Services #5596
                              1850 Gateway Boulevard
                              Concord, California  94520
                              Credit to Account number:
                              1233-6-15172
                              Reference:  Tyson

                              With copy to:

                               BANK OF AMERICA NATIONAL TRUST
                                AND SAVINGS ASSOCIATION
                               333 Clay Street, Suite 4550
                               Houston, Texas  77002-4103
                               Attention:  Michael J. Dillon
                               Telex No.:  170-513
                               Answerback:  BOAH
                               Facsimile No.:  (713) 651-4841


                              THE CHASE MANHATTAN BANK N.A.,
                              as Co-Agent


                              By: /s/ Thomas T. Daniels
                              Title: Vice President


                              CHEMICAL BANK, as Co-Agent


                              By: /s/ Beth F. Herman
                              Title: Vice President


                              COOPERATIEVE CENTRALE RAIFFEISEN-
                                BOERENLEENBANK B.A.
                                (RABOBANK NEDERLAND),
                                 NEW YORK BRANCH, as Co-Agent


                              By: /s/ Jess E. Jarratt
                              Title: Vice President

                              By: /s/ August Braaksma
                              Title: Vice President

                              MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK, as Co-Agent


                              By: /s/ Stephen B. King
                              Title: Vice President


                              NATIONAL WESTMINSTER BANK Plc,
                              as Co-Agent


                              By: /s/ Steven Parker
                              Title: Vice President


                              NATIONSBANK OF TEXAS, N.A.,
                              as Co-Agent


                              By: /s/ Steven A. Deily
                              Title: Senior Vice President


                              SOCIETE GENERALE
                              SOUTHWEST AGENCY, as Co-Agent


                              By: /s/ Louis P. Laville
                              Title: Vice President


                              BANK OF AMERICA NATIONAL TRUST
                                AND SAVINGS ASSOCIATION


                              By: /s/ Michael J. Dillon
                              Title: Vice President


                              THE BANK OF NOVA SCOTIA


                              By: /s/ F.C.H. Ashby
                              Title: Senior Manager Loan Operations


                              THE BANK OF TOKYO TRUST COMPANY


                              By: /s/ Sharon Fountain
                              Title: Vice President

                              CAISSE NATIONALE DE CREDIT AGRICOLE


                              By: /s/ W. Leroy Startz
                              Title: First Vice President


                              THE CHASE MANHATTAN BANK N.A.


                              By: /s/ Thomas T. Daniels
                              Title: Vice President


                              CHEMICAL BANK


                              By: /s/ Beth F. Herman
                              Title: Vice President


                              COOPERATIEVE CENTRALE RAIFFEISEN-
                                BOERENLEENBANK B.A.
                                (RABOBANK NEDERLAND),
                                 NEW YORK BRANCH


                              By: /s/ Jess E. Jarratt
                              Title: Vice President


                              By: /s/ August Braaksma
                              Title: Vice President


                              CREDIT LYONNAIS
                              NEW YORK BRANCH


                              By: /s/ Robert Ivosevich
                              Title: Senior Vice President


                              THE DAI-ICHI KANGYO BANK LTD
                              NEW YORK BRANCH


                              By: /s/ Andreas Panteli
                              Title: Vice President


                              FIRST AMERICAN NATIONAL BANK


                              By: /s/ Elizabeth H. Vaughn
                              Title: Vice President

                              THE FIRST NATIONAL BANK
                                OF CHICAGO


                              By: /s/ Joan D. Winstein
                              Title: Vice President


                              THE FUJI BANK, LIMITED,
                                HOUSTON AGENCY


                              By: /s/ David Kelley
                              Title: Vice President & Senior
                                      Manager


                              ISTITUTO BANCARIO SAN PAOLO
                                DI TORINO SPA


                              By: /s/ Robert S. Wurster
                              Title: First Vice President

                              By: /s/ William J. DeAngelo
                              Title: First Vice President


                              THE LONG-TERM CREDIT BANK
                                OF JAPAN, LTD.,
                                NEW YORK BRANCH


                              By: /s/ John J. Sullivan
                              Title: Joint General Manager


                              THE MITSUBISHI BANK, LTD.
                                HOUSTON AGENCY


                              By: /s/ Shoji Honda
                              Title: General Manager

                              MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK


                              By: /s/ Stephen B. King
                              Title: Vice President


                              NATIONAL WESTMINSTER BANK Plc
                              NEW YORK BRANCH

                              By: /s/ Steven Parker
                              Title: Vice President

                              NATIONAL WESTMINSTER BANK Plc
                              NASSAU BRANCH


                              By: /s/ Steven Parker
                              Title: Vice President


                              NATIONSBANK OF TEXAS, N.A.


                              By: /s/ Steven A. Deily
                              Title: Senior Vice President


                              PNC BANK, NATIONAL ASSOCIATION


                              By: /s/ Stephen V. Prostor
                              Title: Assistant Vice President


                              ROYAL BANK OF CANADA


                              By: /s/ J.D. Frost
                              Title: Senior Manager


                              THE SANWA BANK, LIMITED,
                                DALLAS AGENCY


                              By: /s/ Robert S. Smith
                              Title: Assistant Vice President


                              SOCIETE GENERALE, SOUTHWEST AGENCY


                              By: /s/ Louis P. Laville
                              Title: Vice President


                              THE SUMITOMO BANK, LTD.,
                                HOUSTON AGENCY

                              By: /s/ Tatsuo Ueda
                              Title: General Manager


                              THE TOKAI BANK, LIMITED,
                                NEW YORK BRANCH


                              By: /s/ M. Muto
                              Title: Deputy General Manager

                              TRUST COMPANY BANK


                              By: /s/ Jeffrey A. Howard
                              Title: Corporate Banking Officer


                              By: /s/ F. McClellan Deaver, III
                              Title: Vice President

Five-Year Facility                               [CONFORMED COPY]









             FOURTH AMENDED AND RESTATED CREDIT AGREEMENT


                                 among


                          TYSON FOODS, INC.,
                              as Borrower


                        THE BANKS NAMED HEREIN

                     THE CHASE MANHATTAN BANK N.A.
                             CHEMICAL BANK
         COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK, B.A.
                     (RABOBANK NEDERLAND), NEW YORK BRANCH
               MORGAN GUARANTY TRUST COMPANY OF NEW YORK
                     NATIONAL WESTMINSTER BANK Plc
                      NATIONSBANK OF TEXAS, N.A.
                           SOCIETE GENERALE

                             as Co-Agents

                                  and



                    BANK OF AMERICA NATIONAL TRUST
                        AND SAVINGS ASSOCIATION
                               as Agent









                    Dated as of May 26, 1995

                       TABLE OF CONTENTS

     Section                                                             Page

                          ARTICLE I

                DEFINITIONS AND ACCOUNTING TERMS

      1.01 Certain Defined Terms                                            1
      1.02 Computation of Time Periods                                     15
      1.03 Accounting Matters                                              15
      1.04 Certain Terms                                                   16


                           ARTICLE II

                 AMOUNTS AND TERMS OF THE LOANS

      2.01 Amounts and Terms of Commitments                                17
      2.02 Procedure for Committed Borrowings                              17
      2.03 Bid Borrowings                                                  18
      2.04 Procedure for Bid Borrowings                                    18
      2.05 Evidence of Indebtedness                                        22
      2.06 Voluntary Termination or Reduction of the Commitments           22
      2.07 Optional Prepayments                                            23
      2.08 Repayment                                                       23
              (a) The Committed Loans                                      23
              (b) The Bid Loans                                            23
      2.09 Interest                                                        24
      2.10 Default Interest                                                24
      2.11 Continuation and Conversion Elections for Committed Borrowings  25


                          ARTICLE III

        FEES; PAYMENTS; TAXES; CHANGES IN CIRCUMSTANCES

      3.01 Fees                                                            27
      3.02 Computation of Fees and Interest                                27
      3.03 Payments by the Borrower                                        28
      3.04 Payments by the Banks to the Agent                              29
      3.05 Taxes                                                           30
      3.06 Sharing of Payments, Etc.                                       35
      3.07 Inability to Determine Rates                                    36
      3.08 Increased Costs                                                 36
      3.09 Illegality                                                      36
      3.10 Capital Adequacy                                                37
      3.11 Funding Losses                                                  37
      3.12 Additional Interest on Eurodollar Loans                         38
      3.13 Certificates of Banks                                           38
      3.14 Change of Lending Office; Replacement Bank                      39

                           ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES

      4.01 Corporate Existence; Compliance with Law                        40
      4.02 Corporate Authorization; No Contravention;
             Governmental Authorization                                    40
      4.03 Enforceable Obligations                                         41
      4.04 Taxes                                                           41
      4.05 Financial Matters                                               42
      4.06 Litigation                                                      42
      4.07 Subsidiaries                                                    42
      4.08 Liens                                                           43
      4.09 No Burdensome Restrictions; No Defaults                         43
      4.10 Investment Company Act                                          43
      4.11 Use of Proceeds; Margin Regulations                             43
      4.12 Assets                                                          44
      4.13 Labor Matters                                                   44
      4.14 Environmental Matters                                           44
      4.15 Completeness                                                    45
      4.16 ERISA                                                           46
      4.17 Insurance                                                       48

                           ARTICLE V
                      CONDITIONS PRECEDENT
      5.01 Conditions Precedent to Effectiveness                           49
               (a) Credit Agreement and Notes                              49
               (b) Board Resolutions; Approvals; Incumbency Certificates   49
               (c) Articles of Incorporation; By-laws and Good Standing    49
               (d) Legal Opinion                                           50
               (e) Certificate                                             50
               (f) Other Documents                                         50
      5.02 Additional Conditions Precedent to the First
             Committed Borrowing after the Restatement Date                50
               (a) Fees, Costs and Expenses                                50
               (b) Original Agreement                                      50
               (c) Original Banks                                          51
      5.03 Conditions Precedent to All Borrowings                          51
               (a) Notice of Borrowing                                     51
               (b) Continuation of Representations and Warranties          51
               (c) No Existing Default                                     51
               (d) Other Assurances                                        51

                           ARTICLE VI
                     AFFIRMATIVE COVENANTS

      6.01 Compliance with Laws, Etc.                                      52
      6.02 Use of Proceeds                                                 52
      6.03 Payment of Obligations, Etc.                                    52
      6.04 Insurance                                                       52
      6.05 Preservation of Corporate Existence, Etc.                       52
      6.06 Access                                                          53
      6.07 Keeping of Books                                                53
      6.08 Maintenance of Properties                                       53
      6.09 Financial Statements                                            53
      6.10 Reporting Requirements                                          54
      6.11 Notices Regarding ERISA                                         55
      6.12 Employee Plans                                                  57
      6.13 Environmental Compliance; Notice                                57

                         ARTICLE VII

                       NEGATIVE COVENANTS

      7.01 Limitations on Liens                                            59
      7.02 Limitation on Indebtedness                                      62
      7.03 Lease Obligations                                               63
      7.04 Restricted Payments                                             63
      7.05 Mergers, Etc.                                                   64
      7.06 Investments in Other Persons                                    65
      7.07 Assets                                                          66
      7.08 Change in Nature of Business                                    66
      7.09 Capital Structure                                               66
      7.10 Transactions with Affiliates, Etc.                              67
      7.11 Accounting Changes                                              67
      7.12 Margin Regulations                                              68
      7.13 Compliance with ERISA                                           68
      7.14 Speculative Transactions                                        68
      7.15 Debt Ratio                                                      69


                         ARTICLE VIII

                       EVENTS OF DEFAULT

      8.01 Events of Default                                               70
               (a) Non-Payment                                             70
               (b) Representations and Warranties                          70
               (c) Specific Defaults                                       70
               (e) Default under Other Agreements                          70
               (f) Bankruptcy or Insolvency                                71
               (g) Involuntary Proceedings                                 71
               (h) Monetary Judgements                                     72
               (i) Non-Monetary Judgments                                  72
               (j) ERISA                                                   72
               (k) Change in Control                                       73
      8.02 Remedies                                                        74
      8.03 Rights Not Exclusive                                            74


                           ARTICLE IX

                           THE AGENT

      9.01 Appointment                                                     75
      9.02 Delegation of Duties                                            75
      9.03 Liability of Agent                                              75
      9.04 Reliance by Agent                                               76
      9.05 Notice of Default                                               76
      9.06 Credit Decision                                                 77
      9.07 Indemnification                                                 77
      9.08 Agent in Individual Capacity                                    78
      9.09 Successor Agent                                                 78

                           ARTICLE X

                         MISCELLANEOUS

      10.01 Notices, Etc.                                                  80
      10.02 Amendments, Etc.                                               80
      10.03 No Waiver; Remedies                                            81
      10.04 Costs and Expenses                                             81
      10.05 Indemnity                                                      81
      10.06 Right of Set-off                                               83
      10.07 Binding Effect                                                 83
      10.08 Assignments, Participations Etc.                               83
      10.09 Confidentiality                                                85
      10.10 Survival                                                       86
      10.11 Headings                                                       86
      10.12 Governing Law and Jurisdiction                                 86
      10.13 Execution in Counterparts                                      86
      10.14 Entire Agreement                                               86
      10.15 Waiver of Jury Trial                                           86





Exhibits


Exhibit 2.02            Form of Notice of Borrowing
Exhibit 2.04(a)         Form of Competitive Bid Request
Exhibit 2.04(b)         Form of Competitive Bid
Exhibit 2.05(b)         Form of Committed Loan Note
Exhibit 2.05(c)         Form of Bid Note
Exhibit 2.11            Form of Notice of Conversion/Continuation
Exhibit 5.01            Form of Opinion of Corporate Counsel
Exhibit 5.02            Form of Confirmation of Non-Participation
Exhibit 6.09            Form of Compliance Certificate
Exhibit 10.08           Form of Notice of Assignment
Attachment A to         Form of Assignment and Assumption
Exhibit 10.08           Agreement


                           Schedules


Schedule 1.01(a)        Commitments; Percentage Shares
Schedule 1.01(b)        Lending Offices
Schedule 1.01(c)        Existing Depositories
Schedule 4.05           Material Liabilities
Schedule 4.06           Pending Litigation
Schedule 4.07(a)        Subsidiaries
Schedule 4.07(d)        Joint Ventures/Partnerships
Schedule 4.13           Labor Matters
Schedule 4.14           Environmental Matters
Schedule 4.16           Employee Benefit Plans
Schedule 7.01/7.02      Existing Liens and Existing Indebtedness